                                                                    Exhibit 99.2

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                   SUPPLEMENTAL POST-PETITION CREDIT AGREEMENT

                                      among

                        MISSISSIPPI CHEMICAL CORPORATION,
                                  as Borrower,

                  THE INVESTORS FROM TIME TO TIME PARTY HERETO,

          EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO,

                                       and

                              DSC CHEMICALS, L.P.,

                      as Supplemental DIP Collateral Agent

                          Dated as of December 15, 2003

================================================================================

                                TABLE OF CONTENTS

                        MISSISSIPPI CHEMICAL CORPORATION

                   SUPPLEMENTAL POST-PETITION CREDIT AGREEMENT

SECTION 1. THE TERM LOAN FACILITY.                                             1

   Section 1.1   The Term Loan Facility                                        1
   Section 1.2   Interest Rates                                                2
   Section 1.3   Manner of Borrowing the Term Loans                            2
   Section 1.4   Capital Adequacy                                              2
   Section 1.5   Termination of Agreement                                      3

SECTION 2. THE COLLATERAL.                                                     3

   Section 2.1   Security                                                      3
   Section 2.2   Perfection of Security Interests                              4
   Section 2.3   Rights of Supplemental DIP Collateral Agent                   5
   Section 2.4   Performance by Supplemental DIP Collateral Agent of
                    Debtor's Term Loan Obligations                             5
   Section 2.5   Supplemental DIP Collateral Agent's Appointment as
                    Attorney-in-Fact                                           5
   Section 2.6   Post-Priority Date Cash Collateral Account                    7

SECTION 3. THE TERM LOAN NOTES, FEES, PREPAYMENTS, TERMINATIONS AND
           APPLICATION OF PAYMENTS.                                            7

   Section 3.1   The Term Loan Notes                                           7
   Section 3.2   Commitment Fees.                                              8
   Section 3.3   Lost Opportunity Commitment Fee                               8
   Section 3.4   Payments and Prepayments of Loans                             9
   Section 3.5   Place and Application of Payments                            10

SECTION 4. DEFINITIONS.                                                       10

   Section 4.1   Certain Definitions                                          10
   Section 4.2   Accounting Terms; UCC Terms                                  24

SECTION 5. REPRESENTATIONS AND WARRANTIES                                     24

   Section 5.1   Organization and Qualification; Non-Contravention            24
   Section 5.2   Financial Reports                                            24
   Section 5.3   Litigation; Tax Returns; Approvals                           25
   Section 5.4   Regulation U                                                 25
   Section 5.5   No Default                                                   25
   Section 5.6   ERISA                                                        25

   Section 5.7   Debt and Security Interests                                  25
   Section 5.8   Subsidiaries                                                 25
   Section 5.9   Accurate Information                                         26
   Section 5.10  Enforceability                                               26
   Section 5.11  Restrictive Agreements                                       26
   Section 5.12  No Violation of Law                                          26
   Section 5.13  No Default Under Other Agreements                            26
   Section 5.14  Status Under Certain Laws                                    26
   Section 5.15  RESERVED
   Section 5.16  Environmental                                                27
   Section 5.17  Super-Priority Administrative Expense                        27

SECTION 6. CONDITIONS PRECEDENT.                                              27

SECTION 7. COVENANTS.                                                         30

   Section 7.1   Maintenance of Property                                      30
   Section 7.2   Taxes                                                        30
   Section 7.3   Maintenance of Insurance                                     30
   Section 7.4   Financial Reports                                            30
   Section 7.5   Inspection                                                   32
   Section 7.6   Consolidation and Merger                                     32
   Section 7.7   Transactions with Affiliates                                 32
   Section 7.8   Dividends and Certain Other Restricted Payments              33
   Section 7.9   Liens                                                        33
   Section 7.10  Borrowings and Guaranties                                    34
   Section 7.11  Investments, Loans and Advances                              35
   Section 7.12  Sale of Property                                             36
   Section 7.13  Notice of Suit or Adverse Change in Business or Default      36
   Section 7.14  ERISA                                                        36
   Section 7.15  Use of Proceeds                                              36
   Section 7.16  Compliance with Laws, etc                                    37
   Section 7.17  Sale and Leaseback Transactions                              37
   Section 7.18  Fiscal Quarters, Fiscal Year                                 37
   Section 7.19  New Subsidiaries                                             37
   Section 7.20  Minimum EBITDA                                               37
   Section 7.21  Capital Expenditures                                         37
   Section 7.22  No Restrictions on Subsidiaries                              37
   Section 7.23  Maintenance of Subsidiaries                                  38
   Section 7.24  Chapter 11 Claims                                            38
   Section 7.25  Assets Purchases, Executory Contracts, Pre-Petition Debt
                    and Payments Outside the Ordinary Course of Business      38
   Section 7.26  Limitation on Restrictions on Disclosure of Certain
                    Information                                               39
   Section 7.27  Brokerage Commissions                                        39
   Section 7.28  Trinidad Sale                                                39

   Section 7.29  Existence                                                    39
   Section 7.30  Maximum Pre-Petition Obligations                             39
   Section 7.31  Environmental                                                39
   Section 7.32  Final Financing Order                                        40
   Section 7.33  Amendments and Modifications to Certain Agreements           40
   Section 7.34  Guaranties of Trinidad Parties; Pledge of Trinidad
                    Interests and Offtake Agreement                           40
   Section 7.35  Certain Agreements in Respect of PLNL and FMCL LLC           40

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.                                    41

   Section 8.1   Definitions                                                  41
   Section 8.2   Consequences of Event of Default                             44
   Section 8.3   Relief from Stay                                             45

SECTION 9. THE SUPPLEMENTAL DIP COLLATERAL AGENT.                             45

   Section 9.1   Authorization and Action                                     45
   Section 9.2   General Immunity                                             45
   Section 9.3   No Responsibility for Loans, Recitals, etc                   45
   Section 9.4   Right to Indemnity                                           46
   Section 9.5   Action Upon Instructions of Investors                        46
   Section 9.6   Employment of Agents and Counsel                             46
   Section 9.7   Reliance on Documents; Counsel                               46
   Section 9.8   May Treat Payee as Owner                                     46
   Section 9.9   Agents Reimbursement                                         46
   Section 9.10  Rights as an Investor                                        47
   Section 9.11  Investor Credit Decision                                     47
   Section 9.12  Resignation of Supplemental DIP Collateral Agent             47
   Section 9.13  Duration of Agency                                           47
   Section 9.14  Authorization to Release Liens and Limit Amount of
                    Certain Claims                                            47

SECTION 10. GUARANTEE.                                                        48

   Section 10.1  Guarantee                                                    48
   Section 10.2  Right of Contribution                                        49
   Section 10.3  No Subrogation                                               49
   Section 10.4  Amendments, Etc. with Respect to the Term Loan Obligations   49
   Section 10.5  Guarantee Absolute and Unconditional                         50
   Section 10.6  Reinstatement                                                50
   Section 10.7  Payments                                                     51

SECTION 11. MISCELLANEOUS.                                                    51

   Section 11.1  Amendments and Waivers                                       51
   Section 11.2  Waiver of Rights                                             51

   Section 11.3  Non-Business Day                                             52
   Section 11.4  Documentary Taxes                                            52
   Section 11.5  Representations                                              52
   Section 11.6  Notices                                                      52
   Section 11.7  Costs and Expenses; Indemnity                                52
   Section 11.8  Counterparts                                                 53
   Section 11.9  Successors and Assigns; Governing Law; Entire Agreement      53
   Section 11.10 No Joint Venture                                             54
   Section 11.11 Severability                                                 54
   Section 11.12 Table of Contents and Headings                               54
   Section 11.13 Sharing of Payments                                          54
   Section 11.14 Jurisdiction; Venue; Waiver of Jury Trial                    54
   Section 11.15 Participants                                                 54
   Section 11.16 Assignment of Loans by Investors                             55
   Section 11.17 Disclosure                                                   55
   Section 11.18 No Modification; No Discharge; Survival of Claims            55
   Section 11.19 Bankruptcy Code Waivers                                      55
   Section 11.20 MCHI Guaranty Not an Amendment                               55

Exhibit A - Term Loan Note
Exhibit B - Schedule of Subsidiaries
Exhibit C - Compliance Certificate
Exhibit D - Supplemental Financing Order
Exhibit E - Employee Retention and Severance Programs
Exhibit F - MCHI Guaranty
Exhibit G - Executory Contracts to be Assumed
Exhibit H - Farmland MissChem Project Contingent Obligations
Exhibit I - Form of Ex-Im Bank Consent

SCHEDULE I.    - Funding Amounts
SCHEDULE 5.3.  - Litigation
SCHEDULE 7.20  - Minimum Required EBITDA
SCHEDULE 7.21  - Maximum Permitted Capital Expenditures
SCHEDULE 7.22. - Existing Restrictions
SCHEDULE 7.30. - Maximum Permitted Pre-Petition Obligations

           *          *          *          *          *          *

                        MISSISSIPPI CHEMICAL CORPORATION

                   SUPPLEMENTAL POST-PETITION CREDIT AGREEMENT

     THIS SUPPLEMENTAL POST-PETITION CREDIT AGREEMENT, dated as of December 15, 2003, is by and among MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (the "Borrower"), as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the parties executing this Agreement under the heading "Guarantors" (each a "Guarantor" and collectively the "Guarantors"), each as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, (the Borrower and the Guarantors, each a "Debtor" and collectively the "Debtors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Chapter 11 Case" and collectively the "Chapter 11 Cases"), each of the parties executing this Agreement under the heading "Investors" (together with any permitted successors and/or assigns being, collectively, the "Investors" and each individually, an "Investor") and DSC Chemicals, L.P., as collateral agent for the Investors (in such capacity, the "Supplemental DIP Collateral Agent").

                              W I T N E S S E T H :

     WHEREAS, on May 15, 2003 (the "Petition Date") the Borrower and the Guarantors filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Mississippi initiating the Chapter 11 Cases and have continued in possession of their assets and the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

     WHEREAS, the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Guarantors;

     WHEREAS, the Borrower and the Guarantors have requested that the Investors enter into certain financing arrangements with the Borrower pursuant to which the Investors may make a term loan to the Borrower on the Closing Date (as hereinafter defined);

     WHEREAS, the Investors are willing to make such term loan on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. THE TERM LOAN FACILITY.

     Section 1.1 The Term Loan Facility.

     (a) Subject to all of the terms and conditions hereof, the Investors agree, severally and not jointly to the extent of such Investor's Funding Amount, to make loans (the "Term Loan") to the Borrower in the aggregate principal amount of $96,700,000.00 on the Closing Date. The entire outstanding principal amount of all Term Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date unless otherwise stated herein or amended by the Borrower and each of the Investors subsequent to the date hereof.

     (b) The amount of the Term Loan to be funded by each Investor is set forth opposite the name of such Investor on Schedule I hereto (such amount being such Investor's "Funding Amount"). Notwithstanding anything to the contrary herein, no Investor shall have any obligation to fund more than its Funding Amount, and the obligation of any Investor to make the Term Loan hereunder shall be conditioned upon all Investors funding or causing to be funded their entire Funding Amounts on the Closing Date, failing which any and all amounts funded by any Investor shall be immediately returned by the Borrower to such Investor, whereupon this Agreement will then be terminated.

     Section 1.2 Interest Rates.

     (a) The principal amount of the Term Loans outstanding from time to time shall bear interest on the unpaid principal amount thereof until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of (i) the Base Rate from time to time in effect plus four percent (4%) (computed on the basis of a year of 365/366 days and actual days elapsed) (the "Cash Interest") payable in cash in immediately available funds monthly in arrears on the last day of each calendar month, commencing on January 31, 2004, and on the Satisfaction Date (whether by acceleration, upon prepayment or otherwise) (each such date, an "Interest Payment Date") plus (ii)(A) for the period commencing on the Closing Date and ending on the first Interest Payment Date occurring on or after the six-month anniversary thereof, eight percent (8%) (computed on the basis of a year of 360 days) and (B) thereafter, nine percent (9%) (computed on the basis of a year of 360 days) in each case, accruing monthly in arrears on each Interest Payment Date (the amounts referred to in clauses (A) and (B) above, hereinafter referred to as the "PIK Capitalized Amounts"); provided that the PIK Capitalized Amounts shall be added to the outstanding principal amount of the Term Loan and not paid in cash on each Interest Payment Date and shall thereafter accrue interest in accordance with this Section 1.2.

     (b) If any Event of Default shall have occurred, the Term Loans shall bear interest from the date such Event of Default occurred, payable on demand, at a rate per annum equal to the sum of 2% plus the rate per annum (computed on the basis of a year of 360 or 365/366 days, as applicable, and actual days elapsed) otherwise applicable to the Term Loan under Section 1.2(a) hereof; it being agreed that such increase shall be deemed an increase in the Cash Interest unless otherwise agreed by the Required Investors.

     Section 1.3 Manner of Borrowing the Term Loans. On the Closing Date, subject to the provisions of Section 6 hereof, each Investor shall transfer its respective Funding Amount, in immediately available funds to an account designated by the Borrower in writing to the Investors at least two Business Days prior to the Closing Date.

     Section 1.4 Capital Adequacy. If after the date hereof, any Investor or the Supplemental DIP Collateral Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Investor (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Investor's capital, or on the capital of any corporation controlling such Investor, in each case as a consequence of its obligations hereunder, to a level below that which such Investor would have achieved but for such adoption, change or compliance (taking into consideration such Investor's policies with respect to capital adequacy) by an amount deemed by such Investor to be material, then from time to time if such Investor is generally imposing payments for such reduction on its similarly situated customers, within thirty (30) days after demand by such Investor, the Borrower shall pay to such Investor such additional amount or amounts as will compensate such Investor for such reduction.

     Section 1.5 Termination of Agreement. This Agreement, and all obligations, liabilities and rights of the parties hereunder, shall terminate (other than those obligations, liabilities and undertakings expressly stated to survive) on the Satisfaction Date; provided, that this Agreement shall survive and continue in full force and effect beyond and after the Satisfaction Date or be reinstated in the event the Supplemental DIP Collateral Agent or any Investor is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances.

SECTION 2. THE COLLATERAL.

     Section 2.1 Security. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Term Loan Obligations and to induce the Investors to make the Term Loan to the Borrower in accordance with the terms hereof, the Borrower and each of the Guarantors hereby assigns, creates, grants, conveys, mortgages, pledges, hypothecates and transfers to the Supplemental DIP Collateral Agent for the ratable benefit of the Investors, security interests and/or Liens (subject to Permitted Liens) in accordance with Sections 364(c) and (d) of the Bankruptcy Code in all right, title and interest of the Borrower and each of the Guarantors in and to any and all Property, assets and things of value of every kind or type, tangible, intangible, real, personal and fixed, whether now owned or hereafter acquired and wherever located, including, without limitation, real property (including without limitation all leasehold interests, mineral leases, and mineral and water rights), accounts, chattel paper, instruments, documents, inventory, equipment, fixtures, rolling stock (including titled and non-titled vehicles), general intangibles (including intellectual property, interests in partnerships and joint ventures and bankruptcy-related causes of action), letter of credit rights, supporting obligations, commercial tort claims, deposit accounts, investment property and other goods (but excluding the Trinidad Interest and the partnership interest in Houston Ammonia Terminal, L.P.), and, to the extent not otherwise included, (i) all proceeds of each of the foregoing,
(ii) all accessions to, substitutions and replacements (including any Property repaired, rebuilt or replaced with casualty insurance proceeds and condemnation awards) for, and insurance and condemnation proceeds, rents, profits and products of each of the foregoing, (iii) all monies and other property of any kind and nature recovered by the Borrower and each of the Guarantors in accordance with the provisions of the Bankruptcy Code, including, without limitation, Sections 544, 547 and 548 thereof, or other applicable law except as otherwise provided in the Harris Financing Order or the Supplemental Financing

Order, (iv) the Pre-Petition Collateral and (v) all Property of the Borrower and each of the Guarantors held by the Harris DIP Agent, any Harris DIP Lender, the Pre-Petition Agent, the Pre-Petition Banks, the Supplemental DIP Collateral Agent or any Investor, including without limitation, all other Property of every description, now or hereafter in the possession or custody of or in transit to the Harris DIP Agent, any Harris DIP Lender, the Pre-Petition Agent, the Pre-Petition Banks, the Supplemental DIP Collateral Agent or any Investor for any purpose, including safekeeping, collection or pledge, for the account of the Borrower or any Guarantor or as to which the Borrower or any Guarantor may have any right or power (all of which being hereinafter collectively referred to as the "Collateral"). Notwithstanding anything to the contrary contained herein, the Collateral shall not include the Trinidad Interest or any proceeds thereof. Notwithstanding any other provision hereof, the Liens granted hereunder shall be subordinated to the Liens created under the Harris Loan Documents and the Pre-Petition Loan Documents to the extent set forth in the Supplemental Financing Order; it being acknowledged and agreed that the rights of the Investors or the Supplemental DIP Collateral Agent in, to and under the MCHI Guaranty or any subsequently-permitted guaranties of any Trinidad Guarantors, including any payments to be made thereunder and any proceeds of any sale of any Trinidad Interest or any payments made by or from any of the Trinidad Parties, shall not be subject to any such subordination and shall inure to the exclusive benefit of the Investors subject to no other Lien, claim or encumbrance including, any such Lien, claim or encumbrance under the Harris Loan Documents or the Pre-Petition Loan Documents.

     Section 2.2 Perfection of Security Interests.

     (a) At the request of the Supplemental DIP Collateral Agent or any of the Investors and at the Borrower's expense, the Borrower and each of the Guarantors shall (i) execute and deliver to the Supplemental DIP Collateral Agent documentation satisfactory to the Supplemental DIP Collateral Agent and the Required Investors evidencing the Liens granted hereby, providing for the perfection of such Liens and evidencing that the automatic stay provisions of
Section 362 of the Bankruptcy Code have been modified to permit the execution, delivery and filing of such documentation, and (ii) perform or take any and all steps at any time necessary to perfect, maintain, protect and enforce the Supplemental DIP Collateral Agent's Lien on the Collateral; provided, however, that no such documentation shall be required as a condition to the validity, priority or perfection of any of the Liens created pursuant to this Agreement which security interests and Liens shall be deemed valid and properly perfected upon approval by the Bankruptcy Court of the Supplemental Financing Order.

     (b) Until the termination of the Borrower's obligations and duties hereunder in accordance with Section 1.5 hereof, all the Supplemental DIP Collateral Agent's security interest in the Collateral as security for such obligations shall continue in full force and effect.

     (c) Notwithstanding the provisions of Section 2.2(a) hereof, or failure on the part of the Borrower, any Guarantor, the Supplemental DIP Collateral Agent or any Investor to perfect, maintain, protect or enforce the Supplemental DIP Collateral Agent's Lien on the Collateral, the Supplemental Financing Order shall automatically, and without further action by any Person, perfect the Supplemental DIP Collateral Agent's Lien against the Collateral.

     Section 2.3 Rights of Supplemental DIP Collateral Agent. From and after the Priority Date, the Supplemental DIP Collateral Agent may, or upon the direction of the Required Investors, shall, in each case at any time on or after the Termination Date, after seven days prior written notice to the Borrower of its intention to do so, notify account debtors, parties to contracts with the Borrower or any Guarantor, obligors on instruments of the Borrower or any Guarantor and obligors in respect of chattel paper of the Borrower or any Guarantor that the right, title and interest of the Borrower and the Guarantors in and under such accounts, such contracts, such instruments and such chattel paper have been assigned to the Supplemental DIP Collateral Agent and that payments shall be made directly to the Supplemental DIP Collateral Agent. From and after the Priority Date and on or after, and during the continuance of, an Event of Default, upon the request of the Supplemental DIP Collateral Agent or the Required Investors, the Borrower will, and will cause the Guarantors to, so notify such account debtors, such parties to contracts, obligors on such instruments and obligors in respect of such chattel paper. From and after the Priority Date, upon the occurrence and during the continuation of a Potential Default or an Event of Default, the Supplemental DIP Collateral Agent may in its own name or in the name of others communicate with such parties to such accounts, such contracts, such instruments and such chattel paper to verify with such persons to the Supplemental DIP Collateral Agent's satisfaction the existence, amount and terms of any such accounts, contracts, instruments or chattel paper.

     Section 2.4 Performance by Supplemental DIP Collateral Agent of Debtor's Term Loan Obligations. If the Borrower or any Guarantor fails to perform or comply with any of its agreements contained in this Agreement, the other Term Loan Documents or the Supplemental Financing Order and the Supplemental DIP Collateral Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Supplemental DIP Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum determined by adding 6% to the Base Rate as from time to time in effect, shall be payable by the Borrower to the Supplemental DIP Collateral Agent on demand and shall constitute Term Loan Obligations secured by the Collateral. Moreover, neither the Supplemental DIP Collateral Agent nor any Investor shall in any way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code, and the Collateral may not be charged for the incurrence of any such cost.

     Section 2.5 Supplemental DIP Collateral Agent's Appointment as Attorney-in-Fact. (a) From and after the Priority Date, the Borrower and each of the Guarantors hereby irrevocably constitutes and appoints the Supplemental DIP Collateral Agent and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and each of the Guarantors and in the name of the Borrower or such Guarantor or in the Supplemental DIP Collateral Agent's own name, from time to time in the Supplemental DIP Collateral Agent's discretion, for the purpose of collecting the Term Loan Obligations when due in accordance with the provisions of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish such purpose, and, without limiting the generality of the foregoing, hereby gives the Supplemental DIP Collateral Agent the power and right, on behalf of the Borrower and the Guarantors, without notice to or assent from them, to do the following:

     (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Collateral and, in the name of the Borrower or any Guarantor or the Supplemental DIP Collateral Agent's own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Supplemental DIP Collateral Agent for the purpose of collecting any and all moneys due under any Collateral whenever payable and to file any claims or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Supplemental DIP Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

     (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

     (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due, and to become due thereunder, directly to the Supplemental DIP Collateral Agent or as the Supplemental DIP Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against the Borrower or any Guarantor, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower or any Guarantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Supplemental DIP Collateral Agent or the Required Investors may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Supplemental DIP Collateral Agent or the Required Investors shall in its or their sole discretion determine is appropriate to liquidate the Collateral; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Supplemental DIP Collateral Agent were the absolute owner thereof for all purposes, and to do, at the option of the Supplemental DIP Collateral Agent and at the Borrower's expense, at any time, or from time to time, all acts and things which the Supplemental DIP Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Supplemental DIP Collateral Agent's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower and the Guarantors might do.

     (b) The Supplemental DIP Collateral Agent agrees that it will forbear from exercising the power of attorney or any rights granted to them pursuant to this
Section 2.5 until
after the occurrence and during the continuance of an Event of Default or as otherwise expressly permitted by this Agreement. The Borrower and the Guarantors hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 2.5 is a power coupled with an interest and shall be irrevocable until the Term Loan Obligations are indefeasibly paid in full.

     (c) The powers conferred on the Supplemental DIP Collateral Agent hereunder are solely to protect the Supplemental DIP Collateral Agent's and the Investors' interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Supplemental DIP Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors or employees shall be responsible to the Borrower and the Guarantors for any act or failure to act, except for its own gross negligence or willful misconduct.

     (d) From and after the Priority Date, the Borrower and each Guarantor also authorizes the Supplemental DIP Collateral Agent, at any time and from time to time on and after the occurrence and during the continuance of an Event of Default or as otherwise expressly permitted by this Agreement, (i) to communicate, in the name of the Borrower or such Guarantor or in the Supplemental DIP Collateral Agent's own name (at the Supplemental DIP Collateral Agent's option), with any party to any contract with regard to the assignment of the right, title and interest of the Borrower or such Guarantor in and under the contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments or conveyance or transfer with respect to the Collateral.

     Section 2.6 Post-Priority Date Cash Collateral Account. The parties hereto shall negotiate, execute and deliver an amendment to this Agreement providing for the establishment, effective on the Priority Date, of a cash collateral account to be maintained by the Supplemental DIP Collateral Agent and securing the Term Loan Obligations and having provisions as similar as possible to those contained in the Harris DIP Loan Agreement as in effect on the date hereof (including the imposition of a revised Budget and all covenants relating to the use of cash collateral and compliance with such Budget).

SECTION 3. THE TERM LOAN NOTES, FEES, PREPAYMENTS, TERMINATIONS AND APPLICATION
           OF PAYMENTS.

     Section 3.1 The Term Loan Notes. The Term Loan shall for the sake of convenience be evidenced by Term Loan Notes substantially in the form of Exhibit A hereto (individually, a "Term Loan Note" and together, the "Term Loan Notes") made by the Borrower and payable to the order of such Investor, but the aggregate principal amount of indebtedness evidenced by such Term Loan Note at any time shall be, and the same is to be determined by, the aggregate original principal amount of each such Investor's Funding Amount plus the PIK Capitalized Amounts less the aggregate amount of principal prepayments on such Term Loan received by or on behalf of such Investor on or prior to such date of determination. Each Term Loan Note shall be dated as of the Closing Date and shall be expressed to mature on the Maturity Date and to bear interest as provided in Section 1.2 hereof. Each Investor shall record on its books or records or on a schedule to its Term Loan Note the amount of such Investor's Funding Amount and all payments of principal and interest and the principal balance from time to time outstanding; provided that prior to any transfer of such Term Loan Note all such amounts shall be recorded on a schedule to such Term Loan Note. The record thereof, whether shown on such books or records or on a schedule to the Term Loan Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Investor to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay the Term Loan made hereunder together with accrued interest thereon. Upon the request of any Investor, the Borrower will furnish a new Term Loan Note to such Investor to replace its outstanding Term Loan Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Term Loan Note shall set forth the aggregate unpaid principal amount of the Term Loan then outstanding from such Investor. Such Investor will cancel the outstanding Term Loan Note upon receipt of the new Term Loan Note.

     Section 3.2 Commitment Fees.

     (a) One Business Day after the Supplemental Financing Order shall have been entered by the Bankruptcy Court the Borrower shall pay to each Investor in immediately available funds (i) a commitment fee with respect to the Term Loan Facility equal to three-quarters of one percent (0.75%) of such Investor's Funding Amount and (ii) any costs and expenses of the Investors, the Supplemental DIP Collateral Agent and any of their advisors incurred in connection with the due diligence, negotiation and preparation of this Agreement and the Term Loan Documents as well as in connection with any other prior negotiations.

     (b) On the earliest to occur of (x) the Closing Date, (y) January 15, 2004 or such later date as the Required Investors shall agree, in their sole discretion or (z) such earlier date, prior to the Closing Date, as this Agreement shall be terminated by the Required Investors pursuant to Section 6 hereof, the Borrower shall pay to each Investor in immediately available funds an additional commitment fee with respect to the Term Loan Facility equal to one and three-quarters percent (1.75%) of such Investor's Funding Amount together with any other fees, expenses or costs as described in clause (ii) above accruing after the date the Supplemental Financing Order shall have been entered by the Bankruptcy Court; provided that no such additional commitment fee shall be payable, and the Borrower and each Guarantor shall be released from any obligation to pay such amount to any Investor, in the event that the Closing Date does not occur due to (A) the occurrence of an event having a Material Adverse Effect (other than as a result of any intentional breach of representation, warranty or covenant by the Borrower, any Subsidiary, PLNL or FMCL LLC or the taking or omitting to take of any action by the Borrower, any of its Subsidiaries, PLNL or FMCL LLC with the intent of causing the termination of this Agreement), (B) the failure of any Investor to perform its obligations hereunder or (C) the Supplemental Financing Order not having been entered by the Bankruptcy Court or continuing in effect.

     Section 3.3 Lost Opportunity Commitment Fee. On the Termination Date, the Borrower shall pay to each Investor in immediately available funds a lost opportunity commitment fee with respect to the Term Loan Facility equal to such Investor's Pro Rata Share on such date of three percent (3%) of the principal amount of the Term Loans made on the Closing Date; provided, however, that no such fee shall be payable in the event that the Term Loan Facility is terminated in connection with the consummation of the restructuring of the Debtors' consolidated operations in accordance with an Investor Plan of Reorganization.

     Section 3.4 Payments and Prepayments of Loans.

     (a) Payment. Notwithstanding anything to the contrary herein or in any Term Loan Note, all Term Loan Obligations shall be immediately due and payable on the Termination Date.

     (b) Optional. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part any portion of the Term Loan at any time upon prior telecopy or telephonic notice from the Borrower to the Investors on or before 11:00 a.m. (Chicago time) on the Business Day of such prepayment; provided that such prepayment shall be in an aggregate principal amount of at least $1,000,000 (or an integral multiple of $1,000,000 in excess thereof). Any such prepayment shall be made ratably to all Investors in accordance with their Pro Rata Shares at such time (and each Investor agrees to make any adjustments necessary as between itself and the other Investors to apply any such payments ratably). Any such prepayment shall be accompanied by all accrued and unpaid Cash Interest owing at such time with respect to such prepaid amount.

     (c) Mandatory. (i) In the event of any Disposition (whether voluntary or involuntary) of Property of the Borrower or any of its Subsidiaries (other than as permitted pursuant to Section 7.12(a) or (c) or involving any portion of the Trinidad Interest) that results in Net Cash Proceeds in excess of $1,000,000 in the aggregate, (x) the Borrower shall promptly notify the Investors of such proposed Disposition, (y) prior to the Priority Date, promptly on receipt by the Borrower or its Subsidiary of such Net Cash Proceeds in excess of $1,000,000 in the aggregate, remit such funds to the Harris DIP Agent for application (or to be held as cash collateral) to the Pre-Petition Obligations and the obligations under the Harris DIP Loan Documents in accordance with the provisions of the Harris DIP Loan Agreement and the Harris Financing Order and (z) thereafter any such remaining Net Cash Proceeds in excess of $1,000,000 in the aggregate shall be remitted to the Investors for application to the Term Loan Obligations in accordance with Section 3.5(b).

     (ii) In the event of any Disposition (whether voluntary or involuntary) of any portion of the Trinidad Interest, but which does not constitute a Trinidad Sale, (x) the Borrower shall promptly notify the Investors of such proposed Disposition and (y) upon the consummation thereof, at the direction of the Required Investors, cause all proceeds thereof to be retained by the Trinidad Parties, used to repay the Ex-Im Bank Indebtedness or remitted to the Investors for application to the Term Loan Obligations in accordance with Section 3.5(b).

     (iii) In the event of any Trinidad Sale, (x) the Borrower shall give the Investors at least ten Business Days' prior notice of its entering into any agreement therefor; it being agreed that the Borrower shall comply with Section
7.28 hereof and (y) upon the consummation of such Trinidad Sale, all Net Cash Proceeds shall immediately be remitted to the Investors, to be applied by the Investors to the Terms Loan Obligations (including the lost opportunity commitment fee referenced in Section 3.3) in accordance with Section 3.5(b) hereof.

     (d) Nothing herein contained shall impair or otherwise effect the prohibitions against the Disposition of Property contained herein and in the other Term Loan Documents, any requirement that the Bankruptcy Court approve such Disposition or the right of the Investors to object to such Disposition. Any proceeds of a Disposition (other than of any portion of the Trinidad Interest) designated to pay actual taxes payable and costs of such Disposition shall be held by the Harris DIP Agent or following the Priority Date, the Supplemental DIP Collateral Agent, in escrow and shall be subject to the Liens of the Supplemental DIP Collateral Agent and the Investors until applied to pay such taxes and costs. Any proceeds of any Disposition of any portion of the Trinidad Interest designated to pay actual taxes payable and costs of such Disposition shall be held by the Supplemental DIP Collateral Agent in escrow and shall be subject to the Liens of the Supplemental DIP Collateral Agent and the Investors until applied to pay such taxes and costs.

     (e) Any principal portion of the Term Loan Obligations repaid (whether voluntarily or mandatorily) may not be reborrowed.

     Section 3.5 Place and Application of Payments.

     (a) General. All payments by the Borrower hereunder shall be made to each Investor to its account set forth next to its name on the signature pages hereto or to such other account as any Investor shall designate in writing to the Borrower from time to time and in immediately available funds, prior to 12:00 noon Chicago time on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon Chicago time (or after any later time the Required Investors may otherwise direct) shall be deemed received upon the following Business Day. All proceeds of Collateral received by the Supplemental DIP Collateral Agent or any of the Investors shall be remitted to the Supplemental DIP Collateral Agent which shall distribute such proceeds to each Investor ratably in accordance with each such Investor's Pro Rata Share and applied by the Investors to the Term Loan Obligations as set forth in clause (b) below.

     (b) Except as otherwise specifically provided for herein, the Borrower hereby irrevocably waives the right to direct the application of payments and collections at any time received by the Investors from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the Investors shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time by the Investors against the Term Loan Obligations in such manner as any such Investor, in its sole discretion, may elect.

SECTION 4. DEFINITIONS.

     Section 4.1 Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

     "Administrative Expense Carve-Out" shall mean $1,500,000 plus, prior to the Termination Date, an amount equal to the fees and expenses accrued and pending in applications seeking allowance for professional fees and expenses filed by professionals retained by the Borrower and/or the unsecured creditors committee in the Chapter 11 Case pursuant to an order of the Bankruptcy Court (other than those of the Harris DIP Agent, the Harris DIP Lenders, Supplemental DIP Collateral Agent, the Investors, the Pre-Petition Agent and the Pre-Petition Banks) incurred prior to the Termination Date to the extent such fees and expenses were or subsequently are allowed by the Bankruptcy Court and have not been paid but were provided for in the Budget.

     "Affiliate" shall mean, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. For purposes of avoiding doubt, Phosphate Chemicals Export Assoc. shall not be considered an Affiliate of Borrower.

     "Agreement" shall mean this Supplemental Post-Petition Credit Agreement as supplemented and amended from time to time.

     "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

     "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of Mississippi, or any other court having jurisdiction over the Chapter 11 Cases from time to time.

     "Base Rate" shall mean, for any day, the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"); provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 A.M. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the Supplemental DIP Collateral Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

     "Borrower" shall have the meaning specified in the first paragraph of this Agreement.

     "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois.

     "Budget" shall mean the budget attached to the Harris Financing Order, as the same shall be amended, supplemented or otherwise modified pursuant to the Supplemental Financing Order or, after the Priority Date, any revised budget as agreed to in good faith by Borrower and the Required Investors.

     "Capital Expenditures" means, for any period, capital expenditures of the Borrower and its Subsidiaries during such period as defined and classified in accordance with generally accepted accounting principles, consistently applied.

     "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of a Person and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

     "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease.

     "Cash Interest" shall have the meaning set forth in Section 1.2 hereof.

     "Change of Control" shall mean the occurrence, after the date hereof, of
(i) any Person or two or more Persons acting in concert (but excluding Borrower's employees stock fund) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or
(ii) commencing after the date hereof, individuals who as of the date hereof were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

     "Chapter 11 Case" and "Chapter 11 Cases" shall have the meaning set forth in the preamble hereof.

     "Closing Date" means the date on which the conditions precedent set forth in Section 6 of this Agreement shall have been satisfied or waived by the Investors and the Term Loans shall be made; provided that in no event shall the Closing Date occur prior to December 29, 2003 or later than January 15, 2004.

     "Collateral" shall have the meaning set forth in Section 2.1 hereof.

     "Compliance Certificate" shall mean a Compliance Certificate in the form of Exhibit C attached hereto.

     "DDJ" means DDJ Capital Management, LLC, a Massachusetts limited liability company.

     "DDJ Party" means any fund or managed account managed by DDJ.

     "DSC" means DSC Advisors, L.P., a Delaware limited partnership.

     "DSC Party" means any fund or managed account managed by DSC.

     "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate (without duplication) of:

     (a) all indebtedness, obligations and liabilities with respect to borrowed money;

     (b) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness or securities of others, to purchase Property of others at the request or demand of any creditor of such Person or to maintain or support the solvency or financial condition of any other Person;

     (c) all reimbursement and other obligations with respect to letters of credit (whether drawn or undrawn), banker's acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

     (d) the aggregate amount of Capitalized Lease Obligations;

     (e) all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such Person, whether or not the same would be classified as a liability on a balance sheet; and

     (f) all indebtedness, obligations and liabilities representing the deferred purchase price of Property, excluding trade payables incurred in the ordinary course of business not more than 90 days past due;

all computed and determined on a consolidated basis for such Person and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

     "Debtor" is defined in the preamble hereto.

     "Disposition" means, whether or not authorized pursuant to the Bankruptcy Code, the sale, lease, conveyance, liquidation, collection, monetization, financing or refinancing (other than pursuant to the Supplemental DIP Loan Agreement or this Agreement), or other disposition (including casualty and condemnation) of Property.

     "Domestic Subsidiary" means each Subsidiary that is not a Foreign
Subsidiary.

     "EBITDA" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount, without duplication, in respect of (a) Interest Expense (cash and non-cash) for such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of such Person and its Subsidiaries, plus (d) other noncash charges deducted in the calculation of Net Income for such period, plus (e) any loss (or minus any gain) on any Trinidad Sale or sale of any other asset (except sales of inventory in the ordinary course of business) of the Borrower or any Subsidiary, plus (f) any reserves established for restructuring charges (not to include restructuring charges related to professional fees), including severance expenses, until such time as such restructuring charges are paid in cash (at which time they will be deducted in the calculation of EBITDA), plus (g) any write-down of the Borrower's or its Subsidiaries assets according to GAAP. However, EBITDA shall not include any amounts (whether cash or non-cash) attributable to the Borrower's or its Subsidiaries' interest in PLNL, Houston Ammonia Terminal, L.P. or PLNL, Limited Liability Company except to the extent received in cash from Houston Ammonia Terminal, L.P. by the Borrower or a Guarantor. In addition, EBITDA shall be computed to exclude up to $800,000 of amounts paid under the Employee Retention and Severance Plans to the extent, if any, such amounts are not paid prior to October 1, 2003.

     "Employee Plans Carve-Out" means $5,000,000 minus the amount, if any, by which the aggregate amount of all payments made under the Employee Retention and Severance Plans exceeds $3,500,000.

     "Employee Retention and Severance Plans" means the Borrower's Key Employee Retention Plan, Key Employee Severance Plan and All-Employee Supplemental Unemployment Benefit Plan containing the terms and conditions set forth on Exhibit E hereto.

     "Environmental Action" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties or businesses of the Borrower or its Subsidiaries or any predecessor in interest, (b) from adjoining properties or businesses or (c) from or onto any facilities that received Hazardous Materials generated by the Borrower or its Subsidiaries or any predecessor in interest.

     "Environmental Laws" shall mean any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.
section 6901, et seq.; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any governmental authority or any third party, and which relate to any Environmental Action.

     "Environmental Lien" shall mean any Lien in favor of any governmental authority for Environmental Liabilities and Costs.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean, with respect to the Borrower, any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is treated as a single employer with the Borrower under Section 414(b) or (c) of the Internal Revenue Code of 1986 (the "Code") (or for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code).

     "Essential Trade Creditor" shall mean (a) essential trade creditors who agree to provide goods and services to the Debtors on a normal and customary basis, and (b) the holders of certain tax claims and certain employee related claims to the extent provided for in the Budget or, if not provided for in the Budget, to the extent mutually agreed upon by the Borrower and the Required Investors.

     "Event of Default" shall mean any event or condition identified as such in
Section 8.1 hereof.

     "Ex-Im Bank" shall mean the Export-Import Bank of the United States.

     "Ex-Im Bank Indebtedness" shall mean the Debt of PLNL to Ex-Im Bank outstanding on the date of this Agreement.

     "Farmland MissChem Project Contingent Obligations" means the contingent obligations described on Exhibit H hereto.

     "FMCL LLC" means FMCL, Limited Liability Company, a Delaware limited liability company.

     "Foreign Subsidiary" means MCHI, MissChem Barbados, SRL, MissChem Trinidad Limited and each other Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

     "Funding Amount" has the meaning set forth in Section 1.1(b).

     "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority, or authorization required in connection with (a) the execution, delivery or performance of any Supplemental Loan Document or (b) the grant and perfection of any Lien contemplated by this Agreement.

     "Guarantor" means any Person (other than MCHI) that is at any time a guarantor hereunder and under any separate Guaranty.

     "Guaranty" means Section 10 of this Agreement and other guaranty agreements in form and substance acceptable to the Required Investors pursuant to which any Person guaranties the payment and performance of any or all of the Term Loan Obligations, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Harris" shall mean Harris Trust and Savings Bank.

     "Harris DIP Agent" shall mean the DIP Agent in respect of the Harris DIP Loan Agreement.

     "Harris DIP Lenders" shall mean the lenders in respect of the Harris DIP Loan Agreement.

     "Harris DIP Loan Agreement" means the Post-Petition Credit Agreement, dated as of May 16, 2003, among the Borrower, the banks party thereto and Harris Trust and Savings Bank, as Harris DIP Agent, as amended by the Revised First Amendment to Post-Petition Credit Agreement and Waiver, dated as of May 16, 2003.

     "Harris DIP Notes" shall mean the notes issued and outstanding pursuant to the Harris DIP Loan Agreement.

     "Harris Financing Order" shall mean the final financing order dated October 2, 2003 of the Bankruptcy Court with respect to the Harris DIP Loan Agreement.

     "Harris Loan Documents" shall mean the Loan Documents as defined in the Harris DIP Loan Agreement.

     "Hazardous Materials" shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated byphenyls (PCB's), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any applicable Environmental Law.

     "Incur" shall have the same meaning as defined in Section 7.24 hereof.

     "Interest Expense" shall mean, for any Person and with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense and all fees relating to letters of credit accrued and all net obligations pursuant to interest rate hedging agreements) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which any Borrower or any Subsidiary now has or hereafter acquires any right.

     "Investor" and "Investors" shall have the meanings specified in the first paragraph of this Agreement.

     "Investor Plan of Reorganization" means a plan of reorganization of the Borrower and its Subsidiaries approved by the Required Investors and to the extent any DDJ Party or DSC Party is an Investor, DDJ and/or DSC, respectively.

     "Lending Office" shall mean, with respect to each Investor, the office of such Investor specified as its "Lending Office" below its name on the signature pages hereto or in the assignment and acceptance pursuant to which it became an Investor, or such other office of such Investor as such Investor may from time to time specify to the Borrower.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Material Adverse Effect" means a material adverse effect on (i) the condition, financial or otherwise, business, operations, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, including without limitation any material casualty loss or any material litigation or threatened litigation, (ii) the rights and remedies of the Investors or the Supplemental DIP Collateral Agent under this Agreement or the other Term Loan Documents,
(iii) the Collateral or the Investors' and the Supplemental DIP Collateral Agent's Liens thereon or (iv) the Borrower's and its Subsidiaries' ability to perform under the Term Loan Documents.

     "Maturity Date" means the earliest of (i) October 31, 2004, (ii) the effective date of a plan of reorganization for the Borrower's Chapter 11 Case confirmed by the Bankruptcy Court pursuant to Sections 1129 and 1141 of the Bankruptcy Code, (iii) the conversion of the Borrower's or any of its Subsidiaries' Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code,
(iv) the dismissal of the Borrower's or any of its Subsidiaries' Chapter 11 Cases, (v) the Bankruptcy Court entering an order appointing a trustee under
Section 1104(a) of the Bankruptcy Code in the Bankruptcy case or any of the Chapter 11 Cases and (vi) any Trinidad Sale.

     "MCHI" shall mean Mississippi Chemical Holdings, Inc., a British Virgin Islands corporation.

     "MCHI Guaranty" shall mean the Guaranty Agreement of MCHI attached hereto as Exhibit F.

     "Mortgaged Property" shall mean any Property consisting of real estate that is required to be mortgaged in favor of the Supplemental DIP Collateral Agent pursuant to Section 2.2 hereof.

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     "Multiemployer Plan" means a multiemployer plan, as defined in Section
4001(a)(3) of ERISA, that is subject to Title IV of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, including reasonable investment banking fees, reasonable legal and accounting fees and other reasonable fees and expenses, (ii) sale, use or other transactional taxes and income taxes paid or payable by such Person or any Person with respect to which such Person files a consolidated return as a direct result of such Disposition (after giving effect to any available deductions, credits, carry forwards, carry backs or other items which would reduce any actual tax payable), provided, however, that Net Cash Proceeds shall not include any casualty or condemnation proceeds to the extent the Borrower has elected to use such proceeds to repair, rebuild, or replace the assets subject to such casualty or condemnation, no Event of Default exists and, to the extent of proceeds in excess of $5,000,000 with respect to any single casualty or condemnation event, the Required Investors have approved such repair, rebuilding or replacement.

     "Net Income" means, for any Person and with reference to any period, the net income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, but excluding in any event any items of extraordinary gain or loss.

     "Normalized Trade Creditor" shall mean an Essential Trade Creditor that is a trade creditor and has executed an agreement (in form and substance satisfactory to the Required Investors) with the Borrower pursuant to which such Essential Trade Creditor agrees to continue to extend credit and supply goods and/or services to the Borrower in accordance with industry standards or terms acceptable to the Required Investors and consistent with the assumptions used in the projections of the Borrower that support feasibility of the Borrower and that have been approved by the Required Investors.

     "Offtake Agreement" shall mean the Anhydrous Ammonia Purchase Agreement dated as of October 18, 1996 among the Borrower, Koch Mineral Services LLC (as successor to Farmland Industries Inc., "Koch") and PLNL as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

     "Original MCHI Guaranty" means the Guaranty Agreement dated as of November 15, 2002, from MCHI to the Pre-Petition Agent and the Pre-Petition Banks, which agreement is to be terminated and released by the Pre-Petition Agent and the Pre-Petition Banks in connection with, and as a condition to, the Closing Date.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Debt" shall mean Debt permitted by Section 7.10 hereof.

     "Permitted Liens" shall mean Liens permitted by Section 7.9 hereof.

     "Person" shall mean and include any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Petition Date" shall have the same meaning as defined in the preamble hereto.

     "PIK Capitalized Amounts" shall have the meaning specified in Section 1.2(a) hereof.

     "Plan" shall mean any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA) to which the Borrower or any of its Subsidiaries or ERISA Affiliates is or was, within the past six years, required to make contributions and includes Multi-Employer Plans.

     "PLNL" shall mean Point Lisas Nitrogen Ltd., formerly known as Farmland MissChem Limited, a Company incorporated under the Companies Ordinance, Chapter 31, No. 1 and continued under the Companies Act, Chapter 81:01 of the laws of the Republic of Trinidad and Tobago.

     "Potash Liquidity Event" shall mean a Disposition of the Borrower's equity interest in, or the assets of, Mississippi Potash, Inc. and Eddy Potash, Inc.

     "Potential Default" shall mean any event or condition specified in Section
8.1 hereof which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "Pre-Petition Agent" shall mean Harris in its capacity as administrative agent under the Pre-Petition Credit Agreement.

     "Pre-Petition A Security Agreement" means the A Security Agreement dated as of February 24, 2000, from the Borrower and its Domestic Subsidiaries to the Pre-Petition Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Pre-Petition Banks" the several lenders from time to time parties to the Pre-Petition Credit Agreement.

     "Pre-Petition Collateral" shall mean all collateral security for the Pre-Petition Obligations which was in existence as of the Petition Date and all proceeds thereof (including as such, accounts arising from the sale of inventory on which the Pre-Petition Agent had a Lien as of the Petition Date).

     "Pre-Petition Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of November 15, 2002 by and between the Borrower, the several lenders from time to time parties thereto, and Harris Trust and Savings Bank, as administrative agent, as the same has from time to time been modified or amended.

     "Pre-Petition Guaranty" means the Amended and Restated Guaranty Agreement dated as of November 15, 2002, from the Borrower's Domestic Subsidiaries to the Pre-Petition Agent and the Pre-Petition Banks, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Pre-Petition Loan Documents" shall mean the Pre-Petition Credit Agreement, the Pre-Petition Security Documents, the Pre-Petition Guaranty, the Original MCHI Guaranty and any other security agreement, pledge agreement, trust deed, mortgage, collateral assignment, financing statement or other instrument or agreement executed and delivered in connection therewith.

     "Pre-Petition Loans" shall mean the loans provided for by the Pre-Petition Credit Agreement.

     "Pre-Petition Mortgages" shall mean any and all mortgages, deeds of trust, deeds to secured debt and other instruments or documents granting or creating a Lien on real property (or any interest therein) at any time delivered to the Pre-Petition Agent or any Pre-Petition Bank to provide collateral security for any indebtedness, obligations and liabilities of the Borrower or any Guarantor under the Pre-Petition Loan Documents.

     "Pre-Petition Obligations" shall mean all the indebtedness, obligations and liabilities, fixed or contingent, of the Borrower and its Subsidiaries to the Pre-Petition Banks or the Pre-Petition Agent arising or in connection with the Pre-Petition Credit Agreement or evidenced by the promissory notes issued by the Borrower thereunder or in connection with the letters of credit issued by the Pre-Petition Banks thereunder, including without limitation the payment of the principal of and interest on the Pre-Petition Loans made thereunder and the Pre-Petition Reimbursement Obligations and all amounts relating to interest rate protection agreements relating to any of the foregoing.

     "Pre-Petition Pledge Agreement" means the Pledge Agreement dated as of February 24, 2000, from the Borrower, Mississippi Nitrogen, Inc. and Mississippi Chemical Management Company to the Pre-Petition Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Pre-Petition Reimbursement Obligations" shall mean the obligation of the Borrower to reimburse the issuer of letters of credit under the Pre-Petition Credit Agreement for amounts drawn under such letters of credit to the extent permitted pursuant to the Harris Financing Order.

     "Pre-Petition Security Documents" shall mean the Pre-Petition Mortgages, the Pre-Petition A Security Agreement, the Pre-Petition Pledge Agreement, various patent collateral agreements and trademark collateral agreements executed and delivered by the Borrower and certain of its Subsidiaries to the Pre-Petition Agent, the various mortgages and deeds of trust made from time to time by various Debtors in favor of, or for the benefit of, the Pre-Petition Agent and all other security documents delivered to the Pre-Petition Agent granting a Lien on Property of any Person to secure the obligations and liabilities of any Debtor under the Pre-Petition Loan Documents.

     "Priority Date" shall mean the date, if any, upon which the Supplemental DIP Collateral Agent's Liens hereunder are no longer subordinated to the Liens of the Harris Loan Documents or the Pre-Petition Loan Documents.

     "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

     "Pro Rata Share" shall mean, with respect to any Investor, the percentage determined by dividing the outstanding principal balance of that portion of the Term Loan owing to such Investor by the aggregate outstanding principal balance of the Term Loan.

     "Purchasing Card Program" means the credit/purchasing card account of the Borrower with a credit limit not to exceed $50,000 at any one time in the aggregate.

     "Purchasing Card Program Deposit" means cash, a certificate of deposit, or money market account in principal amount not to exceed $50,000 that is deposited with or pledged to, the Purchasing Card Program Issuer.

     "Purchasing Card Program Issuer" means BankPlus or any other entity that provides the Purchasing Card Program.

     "Remedial Action" shall mean all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC (S) 9601.

     "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property to the extent such termination or surrender occurs during the relevant period) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. Capitalized Lease Obligations shall be excluded from the definition of Rentals for all purposes hereunder other than the use of the term "rentals" in the definitions of Capitalized Lease and Capitalized Lease Obligations.

     "Required Investors" shall mean, at any time, the Investors holding at least 75% of the aggregate outstanding principal amount of the Term Loans.

     "Restricted Payments" shall have the meaning specified in Section 7.8 hereof.

     "Satisfaction Date" shall mean the date upon which all Term Loan Obligations are repaid in full, whereupon this Agreement and all obligations of the Investors, the Supplemental DIP

Collateral Agent, the Borrowers and the Guarantors shall terminate (other than those provisions expressly stated to survive such date and such events or the termination of this Agreement).

     "Secured Guarantors" shall mean the Guarantors other than the Trinidad Guarantors.

     "Security Documents" shall mean this Agreement, the Supplemental Financing Order and all security documents hereafter delivered to the Supplemental DIP Collateral Agent granting a Lien on any Property of any Person to secure the Term Loan Obligations.

     "Senior Note Indenture" shall mean the Indenture dated as of November 25, 1997, as amended, between the Borrower and HSBC Bank USA, as successor Trustee.

     "Senior Notes" shall mean the Borrower's 7.25% Senior Notes due 2017 in the original aggregate principal amount of $200,000,000.

     "Shareholders Agreement" shall mean the Amended and Restated Shareholders Agreement dated November 10, 1998, among the Borrower, MCHI and its Subsidiaries, Koch Mineral Services, LLC (as assignee of Farmland Industries, Inc.) and certain of its Subsidiaries, and PLNL.

     "Subsidiary" shall mean, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person or by one or more of its Subsidiaries.

     "Superpriority Claim" shall mean a claim against the Borrower or any of the Guarantors in any of the Chapter 11 Cases which is an administrative expense claim with the priority authorized under Section 364(c)(1) of the Bankruptcy Code, with priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code and over any or all other costs and expenses of the kind specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 506(c) or 726 of the Bankruptcy Code. When used with reference to the claim of the Supplemental DIP Collateral Agent and the Investors in respect of the Term Loan Obligations, the term Superpriority Claim shall mean a claim which has priority over all such costs and expenses subject only to such claims granted to the Harris DIP Lenders and the Pre-Petition Banks in the Harris Financing Order (except to the extent relating to any proceeds of any sale of any Trinidad Interest or any payments made by or from any of the Trinidad Parties, which are senior to any claim of the Harris DIP Lender and the Pre-Petition Banks in the Harris Financing Order). When used with reference to any other party, such party shall have a Superpriority Claim if its claim is an administrative expense claim having priority over any administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code or any of such other costs and expenses.

     "Supplemental DIP Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

     "Supplemental Financing Order" shall mean a final order of the Bankruptcy Court substantially in the form attached hereto as Exhibit D.

     "Termination Date" shall mean the earliest to occur of the following: (a) the Maturity Date; (b) the Satisfaction Date; or (c) the date which is seven days after prior written notice by the Required Investors to the Borrower of an Event of Default and of the Investors' intention to accelerate the Term Loan Obligations as a result thereof.

     "Term Loan" shall have the meaning specified in 0 hereof.

     "Term Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Term Loan Notes, the Security Documents and the Supplemental Financing Order and any other statements, documents or agreements executed and/or delivered in connection therewith, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Term Loan Facility" shall mean the debtor-in-possession term loan facility extended to the Borrower by the Investors hereunder.

     "Term Loan Note" and "Term Loan Notes" shall have the meanings specified in
Section 3.1 hereof.

     "Term Loan Obligations" shall mean, collectively, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under any Term Loan Document or otherwise to the Supplemental DIP Collateral Agent or any Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest (including PIK Interest in accordance with Section 1.2), principal, fees, charges, expenses, indemnities, attorneys' fees and consultants' fees chargeable to the Borrower or any Guarantor pursuant hereto or thereto.

     "Trinidad Guarantors" shall mean MCHI and to the extent applicable, any of its Subsidiaries that become Guarantors.

     "Trinidad Interest" shall mean (a) the capital stock or other equity interests of the Borrower or its Subsidiaries in MCHI, MissChem (Barbados) SRL, MissChem Trinidad Limited, PLNL, and/or any other Person that at any time owns an equity interest in any of the foregoing, and (b) any interest, direct or indirect, of the Borrower or its Subsidiaries in any rights or Property of PLNL or FMCL LLC not otherwise described in this definition, (c) the equity interests of the Borrower in FMCL LLC and (d) the Offtake Agreement.

     "Trinidad Parties" shall mean MCHI and each of its Subsidiaries, PLNL and FMCL LLC.

     "Trinidad Sale" shall mean the Disposition (including by way of stock sale, merger, consolidation, refinancing or foreclosure) of (i) any portion of the Trinidad Interest described in clauses (a), (c) or (d) of the definition thereof, (ii) any material portion of any Property of MCHI, any of MCHI's Subsidiaries, PLNL or FMCL LLC or (iii) the ammonia facility operated by PLNL, other than, in each case, to MCHI or one of its wholly-owned Subsidiaries.

     Section 4.2 Accounting Terms; UCC Terms. Any accounting term not otherwise specifically defined in this Agreement shall have the meaning customarily given to such term in accordance with generally accepted accounting principles, consistently applied. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, it shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. Other terms relating to the Collateral used herein and not defined herein shall, where there is an applicable definition in the Uniform Commercial Code as in effect in any applicable jurisdiction, have the meaning provided thereby.

SECTION 5. REPRESENTATIONS AND WARRANTIES

     The Borrower, as to itself and each of its Subsidiaries, and each Guarantor, as to itself and its Subsidiaries represents and warrants to the Investors on the date hereof and on the Closing Date, that:

     Section 5.1 Organization and Qualification; Non-Contravention. The Borrower and its Subsidiaries are each duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Material Adverse Effect, has full right, power and authority to enter into this Agreement and the other Term Loan Documents to which it is a party, to make the borrowings herein provided for, to execute and issue its Term Loan Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement and the other Term Loan Documents do not, nor does the performance or observance by the Borrower or any Guarantor of any of the matters or things provided for in the Term Loan Documents, contravene any provision of law or any charter or by-law provision or any material covenant, indenture or agreement of or affecting the Borrower, its Subsidiaries or their Properties which would reasonably be expected to have a Material Adverse Effect.

     Section 5.2 Financial Reports. The Borrower has heretofore delivered to each Investor a copy of the annual audit report as of June 30, 2003, and the accompanying financial statements of the Borrower and its Subsidiaries and unaudited financial statements of the Borrower and its Subsidiaries as of, and for the interim period ending September 30, 2003. Such financial statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes and subject to normal year-end audit adjustments with respect to such unaudited statements fairly reflect in all material respects the financial position of the Borrower and its Subsidiaries as of the dates thereof, and the results of its operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than as indicated on said financial statements and since said date of September 30, 2003, there has been no event which could reasonably be expected to result in a Material Adverse Effect.

     Section 5.3 Litigation; Tax Returns; Approvals. Except as disclosed on
Schedule 5.3 hereto, there is no litigation, labor controversy, governmental proceeding or investigation pending, nor to the knowledge of the Borrower or any Guarantor threatened, against the Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 5.3 hereto, all federal, state and local income tax returns for the Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no pending or, to the Borrower's or any Guarantor's knowledge, material threatened objections to or controversies in respect of the United States federal, state or local income tax returns of the Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower and the Guarantors of the Term Loan Documents to which it is a party, except such as have been previously obtained or where the failure to obtain such authorization, consent, license, exemption or make such filing or registration would not result in a Material Adverse Effect.

     Section 5.4 Regulation U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock (other than the Borrower's common stock) or to extend credit to others for such a purpose.

     Section 5.5 No Default. Each of the Borrower and each Guarantor is in full compliance with all of the terms and conditions of this Agreement and the other Term Loan Documents to which it is a party, and no Potential Default or Event of Default is existing under this Agreement.

     Section 5.6 ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither the Borrower any Subsidiary nor any ERISA Affiliate has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty. None of the Borrower, any Subsidiary or any ERISA Affiliate has any contingent liability with respect to any post retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title 1 of ERISA or under the Borrower's defined benefit plan as currently in effect.

     Section 5.7 Debt and Security Interests. The Borrower and its Subsidiaries have no Debt except Debt permitted by Section 7.10 hereof, and there are no Liens on any of the assets or Property of the Borrower or any Subsidiary except for Permitted Liens.

     Section 5.8 Subsidiaries. The Borrower's only Subsidiaries as of the date hereof are identified on Exhibit B hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation or formation, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Material Adverse Effect.

     Section 5.9 Accurate Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Investors in connection with the negotiation or performance of the Term Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

     Section 5.10 Enforceability. Subject to approval by the Bankruptcy Court, this Agreement is and the other Term Loan Documents to which the Borrower or any Guarantor is a party are the legal, valid and binding agreements of the Borrower or such Guarantor, enforceable against it in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (b) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

     Section 5.11 Restrictive Agreements. Except for contractual restrictions on the ability of the Borrower's Subsidiaries to pledge their equity interests in Houston Ammonia Terminal, L.P., neither the Borrower nor any Guarantor is a party to any material contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Term Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Term Loan Documents or which materially and adversely affects the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or would result in or require the creation of any Lien upon or with respect to any of the properties of the Borrower or any Guarantor (other than Permitted Liens) or would materially and adversely affect the Borrower's legal ability to repay the indebtedness, obligations and liabilities under the Term Loan Documents, or any Investor's or the Supplemental DIP Collateral Agent's rights under the Term Loan Documents to which the Borrower or any Guarantor is a party.

     Section 5.12 No Violation of Law. Neither the Borrower nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation would reasonably be expected to have a Material Adverse Effect.

     Section 5.13 No Default Under Other Agreements. Except for defaults arising from the filing of the Chapter 11 Cases, neither the Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default would reasonably be expected to have a Material Adverse Effect.

     Section 5.14 Status Under Certain Laws. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of

1940, as amended, or a "holding Company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.15 RESERVED.

     Section 5.16 Environmental. Except as has been resolved or would not otherwise be reasonably expected to have a Material Adverse Effect, (a) to the Borrower's and the Guarantors' knowledge, none of the Borrower's or its Subsidiaries' properties or assets has ever been used by the Borrower, its Subsidiaries or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to the Borrower's or the Guarantors' knowledge, none of the Borrower's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of the Borrower or its Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries and
(d) none of the Borrower or its Subsidiaries have received a summons, citation, notice or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by the Borrower or any Subsidiary resulting in the releasing or disposing of Hazardous Materials into the environment.

     Section 5.17 Super-Priority Administrative Expense. Upon entry of the Supplemental Financing Order, (a) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Term Loan Obligations shall at all times constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expenses of the kind specified in Section 503(b) or 507 of the Bankruptcy Code, whether arising or incurred in any of the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) in any superseding case or cases under Chapter 7 of the Bankruptcy Code) except as otherwise provided in the Supplemental Financing Order, (b) the Term Loan Obligations shall at all times otherwise constitute Superpriority Claims, and (c) pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, the Term Loan Obligations shall at all times be secured by a first priority Lien on the Collateral, subject in each case only to the Permitted Liens and the fees and expenses subject to the Administrative Expense Carve-Out and the payments subject to the Employee Plans Carve-Out.

SECTION 6. CONDITIONS PRECEDENT.

     The agreement of each Investor to advance its Funding Amount on the Closing Date is subject to the satisfaction, prior to or concurrently with the Closing Date, of the following conditions precedent:

     (a) the Borrower, the Guarantors, the Supplemental DIP Collateral Agent and the Investors shall have executed and delivered this Agreement;

     (b) the Borrower shall have delivered to the Supplemental DIP Collateral Agent for the benefit of the Investors in sufficient counterparts for distribution to the Investors and each in form and substance satisfactory to the
Investors:

          (i) the Term Loan Notes (one for each Investor);

          (ii) copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors (or equivalent body) of the Borrower and each Guarantor;

          (iii) an incumbency and signature certificate for the Borrower and each Guarantor; and

          (iv) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Term Loan Documents to the extent any of the Investors may reasonably request.

     (c) the Supplemental Financing Order in substantially the form of Exhibit D hereto after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect;

     (d) the Supplemental DIP Collateral Agent and the Investors shall have received all fees and other amounts then due and payable to them pursuant to
Section 3.2 and in connection with the execution and delivery of this Agreement and the transactions contemplated hereby;

     (e) the Supplemental DIP Collateral Agent shall have received evidence of insurance required by Section 7.3 hereof in each case, naming the Supplemental DIP Collateral Agent as additional insured and, where applicable, as loss payee and providing 30 days notice of cancellation;

     (f) no trustee, or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to any debtor in the Chapter 11 Cases or its respective business or Properties, including, without limitation the Collateral, no order shall be entered appointing such a trustee or other disinterested person and no motion by or supported by the debtors in the Chapter 11 Cases shall be pending seeking such relief;

     (g) the Borrower shall have paid the reasonable costs and expenses (including the reasonable fees and expenses of Jenner & Block, Milbank, Tweed, Hadley & McCloy, local counsel and other consultants) incurred by the Investors and the Supplemental DIP Collateral Agent in connection with this Agreement and the transaction contemplated hereby for which the Borrower has received an invoice (it being understood that payment of such amounts remain subject to Bankruptcy Court approval);

     (h) the Supplemental DIP Collateral Agent's Liens in the Collateral shall have been perfected in a manner satisfactory to the Investors and shall be priority liens subject only to Permitted Liens and as provided in the Supplemental Financing Order;

     (i) Ex-Im Bank shall have consented, in the form attached hereto as Exhibit I, to the MCHI Guaranty;

     (j) MCHI shall have entered into the MCHI Guaranty and the Original MCHI Guaranty shall no longer be enforceable against MCHI either as a result of a voluntary release or by order of the Bankruptcy Court (in either case, to be in form and substance satisfactory to the Investors);

     (k) the Investors shall have received original counterparts of a satisfactory opinion of British Virgin Islands counsel as to the MCHI Guaranty, which legal opinion shall be dated the Closing Date and addressed to the Investors and the Supplemental DIP Collateral Agent;

     (l) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Investors pursuant to
Section 7.4 hereof;

     (m) each of the Borrower, each Guarantor and MCHI shall be in full compliance with all of the terms and conditions hereof and of each other Term Loan Document to which it is a party, and no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (n) the Supplemental Financing Order shall be in full force and effect and the Debtors shall be in compliance with all the terms thereof;

     (o) since September 30, 2003, no event shall have occurred which would have a Material Adverse Effect;

     (p) no Trinidad Sale shall have occurred and no order of the Bankruptcy Court approving any Trinidad Sale shall have been entered;

     (q) the Borrower shall have obtained all Governmental Approvals in form and substance acceptable to the Investor;

     (r) the Termination Date (or any event which would give rise thereto) shall not have occurred or been approved by the Bankruptcy Court or is the subject of any motion supported by the Borrower or any of its Subsidiary which has been filed with the Bankruptcy Court;

     (s) the Closing Date shall have occurred on or prior to January 15, 2004 or such later date as the Borrower and the Investors shall have agreed;

     (t) and the request by the Borrower for any Term Loan pursuant hereto shall be and constitute a warranty to the foregoing effects. If any of these conditions are not, or are not reasonably capable of being, satisfied prior to the date set forth in clause (s) immediately above, then the Required Investors shall have the right to terminate this Agreement and all of the Investors' and the Supplemental DIP Collateral Agent's obligations hereunder and under the other Term Loan Documents.

SECTION 7. COVENANTS.

     It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Term Loan Obligation except to the extent compliance in any case or cases is waived in writing by the Required Investors:

     Section 7.1 Maintenance of Property. The Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business, and is not disadvantageous in any material respect to the Investors as holders of the Term Loan Notes.

     Section 7.2 Taxes. The Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent (a) that the same is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied, or (b) such obligations arose prior to the Petition Date.

     Section 7.3 Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which the Borrower or such Subsidiary operates but in any event will include political risk insurance with respect to PLNL. The Borrower shall provide the Supplemental DIP Collateral Agent with evidence of insurance maintained by it upon the Supplemental DIP Collateral Agent's request, together with loss payee endorsements and naming the Supplemental DIP Collateral Agent as an additional insured.

     Section 7.4 Financial Reports. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Investors and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as may be reasonably requested and, without any request, will furnish each Investor:

     (a) as soon as available, and in any event within 45 days after the close of the first three fiscal quarters of each fiscal year of the Borrower a copy of consolidated and consolidating balance sheets and income statements and consolidated cash flow statements for the Borrower and its Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

     (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets and statements of income for the Borrower and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Borrower, all in reasonable detail, prepared and certified by KPMG, LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Investors and copies of unaudited consolidating balance sheets and statements of income for the Borrower and its Subsidiaries;

     (c) as soon as available, and in any event within 15 days after the close of each month a copy of consolidated and consolidating balance sheets and income statements and consolidated cash flow statements for the Borrower and its Subsidiaries for such month and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

     (d) together with the financial statements required by (a), (b) and (c) above, a Compliance Certificate in the form of Exhibit C attached hereto, prepared and signed by the President or Chief Financial Officer of the Borrower;

     (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Borrower's form 10-K annual report, including financial statements audited by KPMG, LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Investors, its form 10-Q quarterly report to the Securities and Exchange Commission, any Form 8-K filed by the Borrower with the Securities and Exchange Commission and all federal income tax returns;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) as soon as available and in any event within fifteen (15) days after the end of each month, commencing with the month ending December 31, 2003, a report (the "Budget Report") in such form (i) showing the actual receipts and disbursements of the Borrower and its Subsidiaries during the immediately preceding month, and (ii) comparing the actual receipts and disbursements for the Borrower and its Subsidiaries to the receipts and disbursements shown in the Budget both for the month covered by such Budget Report and on a cumulative basis for the period from the Closing Date to the date of the Budget Report in each of the categories set forth in the Budget, each Budget Report to be in form and substance reasonably satisfactory to the Required Investors and certified by the chief financial officer of the Borrower; and

     (h) furnish to each Investor or its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of its Subsidiaries with the Bankruptcy Court in the Chapter 11 Cases, or distributed by or on behalf of the Borrower or any of its Subsidiaries to any official committee appointed in the Chapter 11 Cases.

     (i) furnish to each Investor promptly after the same is delivered, copies of all notices delivered by the Borrower or delivered to the Borrower pursuant to the Harris DIP Loan Agreement, the Pre-Petition Credit Agreement or the Offtake Agreement.

     Section 7.5 Inspection. The Borrower shall, and shall cause each Subsidiary to, permit each of the Investors, by their representatives, and the Supplemental DIP Collateral Agent, to inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as the Investors may reasonably request, provided that the Investors and the Supplemental DIP Collateral Agent shall not perform more than three (3) field examinations of the business, operations and assets of the Borrower and its Subsidiaries other than during the continuance of an Event of Default (which shall not count against such limitation). The Borrower shall pay the reasonable costs and expenses of the Supplemental DIP Collateral Agent in connection with any inspection of the Borrower's and its Subsidiaries' books and records.

     Section 7.6 Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, (i) consolidate with or merge into any Person, or permit any other Person to merge into it, except that so long as no Potential Event of Default or Event of Default will result therefrom, (a) any wholly-owned Domestic Subsidiary may consolidate or merge with or into any wholly-owned Domestic Subsidiary of the Borrower or the Borrower if the Borrower is the surviving entity and (b) to the extent it would not violate the Shareholders Agreement (unless consented to by the Required Investors) any wholly-owned Subsidiary of MCHI may merge or consolidate with any other wholly-owned Subsidiary of MCHI or, to the extent MCHI will be the surviving entity thereof, with or into MCHI or (ii) other than in respect of a Potash Liquidity Event or with respect to Mississippi Chemical Company L.P., liquidate, wind up or dissolve itself; or (iii) other than in respect of a Potash Liquidity Event and except as otherwise expressly permitted hereunder, sell all or substantially all of its assets.

     Section 7.7 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower, provided that the Borrower may continue to engage in the following practices: (i) allocation of overhead expenses among the Borrower and its Subsidiaries, (ii) special product pricing among the Borrower and one or more Subsidiaries and Mississippi Chemical Company, L.P., (iii) the floor price provision of the Offtake Agreement, and (iv) transactions between the Borrower and Guarantors and transactions between Guarantors.

     Section 7.8 Dividends and Certain Other Restricted Payments. The Borrower will not (a) declare or pay any dividends or make any distribution on any class of its capital stock or equity interest (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or (c) make any other distributions with respect to its capital stock (collectively, "Restricted Payments").

     Section 7.9 Liens. The Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any Lien (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by the Borrower or any Subsidiary, other than:

     (a) Liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with the Purchasing Card Program, tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

     (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Borrower or any Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

     (c) Liens existing on the date hereof and disclosed in the audited financial statements referred to in Section 5.2 hereof;

     (d) Liens for property taxes and assessments or governmental charges or levies which are not yet due and payable and Liens in certificates of deposit or money market accounts in connection with the Purchasing Card Program;

     (e) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles, consistently applied;

     (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

     (g) the interests of lessors under Capitalized Leases permitted hereunder and under the Budget;

     (h) Liens securing the Borrower's and its Subsidiaries' indebtedness, obligations and liabilities in connection with industrial revenue bonds issued for their account which are permitted by 0; provided that such Liens attach only to the Property financed by such industrial revenue bonds;

     (i) Liens upon tangible personal property acquired after the date hereof (by purchase, construction or otherwise), or upon other Property acquired after the date hereof as a capital expenditure, by the Borrower or any of its Subsidiaries otherwise permitted hereunder and under the Budget, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Borrower or any of its Subsidiaries other than the Property so acquired, and (ii) the principal amount of indebtedness secured by any such Lien shall not exceed the fair market value of such Property at the time of acquisition, and (C) the aggregate principal amount of all indebtedness secured by such Liens shall not at any one time exceed $5,000,000;

     (j) Liens in the Collateral granted to the Pre-Petition Agent for the benefit of the Pre-Petition Agent and the Pre-Petition Banks pursuant to the Pre-Petition Security Documents;

     (k) Liens in the Collateral granted to the Supplemental DIP Collateral Agent for the benefit of the Investors;

     (l) Liens granted pursuant to the Deed of Charge (Shares and Securities) dated as of November 10, 1998, among J.P. Morgan Chase Bank, as collateral trustee, the Borrower, and certain of its Subsidiaries, Farmland Industries, Inc. and certain of its Subsidiaries, and PLNL, as amended by that certain Novation and Variation of Deed of Charge (Shares and Securities), dated as of May 7, 2003, by and among Farmland Trinidad Limited, MissChem Trinidad Limited, Farmland Industries, Inc., Mississippi Chemical Corporation, Koch Mineral Services, LLC, and JPMorgan Chase Bank, and Farmland MissChem Limited;

     (m) Liens in the Collateral in favor of Harris as security for all cash management obligations of the Debtor's to Harris; and

     (n) Liens in the Collateral granted pursuant to Section 2 of the Harris DIP Loan Agreement and the Harris Financing Order.

     Section 7.10 Borrowings and Guaranties. The Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

     (a) Debt of the Borrower and the Guarantors arising under or pursuant to this Agreement and the other Term Loan Documents;

     (b) Debt of the Borrower and the Guarantors arising under or pursuant to the Harris DIP Loan Agreement or the Harris Loan Documents;

     (c) Debt of the Borrower or the Borrower's Subsidiaries relating to industrial revenue bonds issued for their account and outstanding on the Petition Date, and any Debt issued or incurred to refinance such Debt; provided that such refinancing Debt shall not (i) be for a principal amount greater than the principal amount of the refinanced Debt, (ii) be incurred at an interest rate which is greater than 100 basis points above the interest rate of the refinanced Debt or (iii) have a maturity date earlier than the maturity date of the refinanced Debt;

     (d) Debt relating to the liability of the Borrower and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

     (e) Debt of the Borrower and its Subsidiaries existing on the date hereof and disclosed to the Investors in the financial statements referred to in
Section 5.2 hereof, and any Debt issued or incurred to refinance any of the foregoing permitted Debt, provided that such refinancing Debt shall not (i) be for a principal amount greater than the principal amount of the refinanced Debt,
(ii) be incurred at an interest rate which is greater than 100 basis points above the interest rate of the refinanced Debt or (iii) have a maturity date earlier than the maturity date of the refinanced Debt;

     (f) Debt relating to the liability of the Borrower with respect to the Farmland MissChem Project Contingent Obligations disclosed on Exhibit H hereto;

     (g) Debt of the Borrower evidenced by the Senior Notes;

     (h) Debt for borrowed money or Capitalized Lease Obligations of the Borrower and its Subsidiaries not otherwise permitted by this Section 7.10; provided that the aggregate principal amount of all such indebtedness shall not exceed $2,000,000 at any time; and

     (i) of the Borrower to any Guarantor or any Guarantor to the Borrower or any other Guarantor.

     Section 7.11 Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person other than:

     (a) investments shown on the financial statements referred to in Section
5.2;

     (b) investments by the Borrower or any Subsidiary in, and loans and advances from the Borrower or any Subsidiary to, any Guarantor; and

     (c) loans and advances to employees in the ordinary course of business, provided the aggregate principal amount of all such loans and advances made by the Borrower and its Subsidiaries shall not exceed $500,000 at any time outstanding.

     Section 7.12 Sale of Property. The Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any part of its Property to any other Person without the Bankruptcy Court's prior approval; provided, however, that the Borrower and its Subsidiaries may make:

     (a) sales of its Inventory in the ordinary course of business;

     (b) sales or leases of its machinery and equipment that is obsolete, unusable or not needed for the Borrower's or such Subsidiary's operations in the ordinary course of its business;

     (c) sales of precious metals used as catalysts sold and replaced with similar precious metals in the ordinary course of business;

     (d) a Potash Liquidity Event permitted pursuant to the Harris DIP Loan Agreement; and

     (e) sales of Property producing Net Cash Proceeds of not more than $5,000,000, in aggregate.

     Section 7.13 Notice of Suit or Adverse Change in Business or Default. The Borrower shall, as soon as possible, and in any event within five (5) days after the Borrower learns of the following, give written notice to the Investors of
(a) any material proceeding(s), investigation or tax audit, including under any Environmental Law, being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any Material Adverse Effect, (c) the occurrence of any Potential Default or Event of Default and (d) the occurrence of any material breach by any party under the Offtake Agreement.

     Section 7.14 ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the Supplemental DIP Collateral Agent of (a) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. The Borrower will not, and will not permit any Subsidiary to, voluntarily terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

     Section 7.15 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans made hereunder (a) to repay a portion of the outstanding Pre-Petition Loans, (b) for the payment or reimbursement of fees and expenses paid or payable to the Investors under this Agreement and (c) certain transaction expenses.

     Section 7.16 Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, including Environmental Laws, such compliance to include (without limitation) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign corporation or partnership.

     Section 7.17 Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person.

     Section 7.18 Fiscal Quarters, Fiscal Year. The Borrower shall not change its fiscal quarters or fiscal year.

     Section 7.19 New Subsidiaries. Neither the Borrower nor any Subsidiary shall, directly or indirectly, organize or acquire any Subsidiary not listed on Exhibit B attached hereto.

     Section 7.20 Minimum EBITDA. The Borrower will, as of the last day of each month commencing January 31, 2004, have EBITDA for the period from October 1, 2003, through the last day of such month, in an amount not less than the amount shown for such period on Schedule 7.20 and referencing, as applicable, the aggregate principal amount effective for periods prior to or following any Trinidad Sale; provided, however, that this Section 7.20 shall be of no further force or effect if, and when, the amount of Pre-Petition Obligations are paid down to no more than $67,500,000 pursuant to the terms of this Agreement, the Harris DIP Loan Agreement and the Pre-Petition Credit Agreement; provided further that the Borrower shall be deemed to be in compliance with this Section
7.20 to the extent that (a) the Borrower is in compliance with Section 7.20 of the Harris DIP Loan Agreement as amended or modified from time to time by the parties thereto or (b) to the extent Section 7.20 of the Harris DIP Loan Agreement, or any part thereof, shall have been waived by the Harris DIP Lenders.

     Section 7.21 Capital Expenditures. The Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures during each period commencing on October 1, 2003, through the last day of each month in an aggregate amount for the Borrower and its Subsidiaries, excluding amounts for Mississippi Potash, Inc., following a Potash Liquidity Event, in excess of the amount shown on Schedule 7.21 for such period; provided that the Borrower shall be deemed to be in compliance with this Section 7.21 to the extent that (a) the Borrower is in compliance with Section 7.21 of the Harris DIP Loan Agreement as amended or modified from time to time by the parties thereto or (b) to the extent Section 7.21 of the Harris DIP Loan Agreement, or any part thereof, shall have been waived by the Harris DIP Lenders.

     Section 7.22 No Restrictions on Subsidiaries. The Borrower shall not and shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any

Subsidiary (or the Borrower, in the case of subsection (e) of this Section) to:
(a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary of the Borrower; (b) pay any indebtedness owed to the Borrower or any other Subsidiary; (c) make loans or advances to the Borrower or any Guarantor; (d) transfer any of its Property or assets to the Borrower or any Guarantor; or (e) merge or consolidate with or into the Borrower or any other Subsidiary of the Borrower to the extent permitted by Section 7.6; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.22 (but shall apply to any extension or renewal of, or any amendment or modification which extension, renewal, amendment or modification expands the scope or duration of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the permitted sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (iv) clause (d) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     Section 7.23 Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Subsidiaries granted to the Supplemental DIP Collateral Agent pursuant to the Security Documents, (b) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 7.6 above.

     Section 7.24 Chapter 11 Claims. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist (in each case, to "Incur") or permit any unsecured claim in the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) any superseding case or cases under Chapter 7 of the Bankruptcy Code (including, without limitation, any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be pari passu with or senior to the claims of the Supplemental DIP Collateral Agent and the Investors against the Borrower and the Guarantors on the Term Loan Obligations, or apply to the Bankruptcy Court for authority so to do, except for the Administrative Expense Carve-Out and the Employee Plans Carve-Out and except as otherwise provided in the Supplemental Financing Order.

     Section 7.25 Assets Purchases, Executory Contracts, Pre-Petition Debt and Payments Outside the Ordinary Course of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) purchase any assets outside the ordinary course of business, (b) assume any material executory contracts (other than the executory contracts listed on Exhibit G) under Section 365 of the Bankruptcy Code without the prior approval of the Required Investors, (c) pay any pre-petition debt, other than (i) the Pre-Petition Obligations as permitted by this Agreement and the Harris Financing Order, (ii) pre-petition obligations owed to Normalized Trade Creditors to the extent set forth in the Budget, and (iii) pre-petition obligations to other Essential Trade Creditors that are not trade creditors, to the extent set forth in the

Budget, and (d) make any payments outside the ordinary course of their respective businesses, in each case without prior approval of the Bankruptcy Court.

     Section 7.26 Limitation on Restrictions on Disclosure of Certain Information. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower to disclose to the Supplemental DIP Collateral Agent or the Investors the information and matters the Borrower is required to report pursuant to 0 of this Agreement.

     Section 7.27 Brokerage Commissions. The Borrower agrees and acknowledges that payment of any brokerage commissions or finders fees incurred by or on behalf of the Borrower in connection with the negotiation and preparation of this Agreement and the other Supplemental Loan Documents shall be the sole responsibility of the Borrower and the Borrower and each Guarantor hereby agrees to indemnify, defend, and hold the Investors and the Supplemental DIP Collateral Agent harmless from and against any claim of any broker or finder arising out of the Borrower's obtaining financing from the Investors under this Agreement. This covenant shall survive the Satisfaction Date and the termination of this Agreement.

     Section 7.28 Trinidad Sale. The Borrower shall not, without the Investors' prior consent, cause or permit to occur any Trinidad Sale unless such Trinidad Sale shall yield Net Cash Proceeds at the closing thereof in an amount greater than the aggregate outstanding Term Loan Obligations (including the lost opportunity commitment fee referenced in Section 3.3 hereof) at such time and such Net Cash Proceeds shall immediately be applied to pay all the then outstanding Term Loan Obligations (including the lost opportunity commitment fee referenced in Section 3.3 hereof) in accordance with Section 3.5(b).

     Section 7.29 Existence. Except as otherwise expressly permitted hereunder, the Borrower shall, and shall cause each of its Subsidiaries to, preserve and keep in full force and effect each of the Borrower's and its Subsidiaries' valid existence and good standing and any rights and franchises material to the Borrower's and its Subsidiaries' businesses.

     Section 7.30 Maximum Pre-Petition Obligations. The Borrower will have total Pre-Petition Obligations at the end of each month and at all times thereafter not exceeding the amounts shown on Schedule 7.30 hereto.

     Section 7.31 Environmental. The Borrower shall, and shall cause each of its Subsidiaries to, keep any property either owned or operated by the Borrower or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to the Investors documentation of such compliance which any such Investor reasonably requests, (c) promptly notify the Investors of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by the Borrower or any Subsidiary and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide the Investors with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of the Borrower or any Subsidiary, (ii) commencement of any Environmental Action or notice than an Environmental Action will be filed against the Borrower or any Subsidiary and (iii) notice of a violation, citation or other administrative order which reasonably could be expected to result in a Material Adverse Effect.

     Section 7.32 Final Financing Order. The Borrower shall not seek, consent to or suffer to exist at any time any modification, stay, vacation, extension or amendment of the Supplemental Financing Order except for modifications and amendments joined in or agreed to in writing by the Required Investors (and the Borrower irrevocably waives its rights to do any of the foregoing unless agreed to in writing by the Required Investors).

     Section 7.33 Amendments and Modifications to Certain Agreements. The Borrower shall not and shall not permit any of its Subsidiaries to amend, supplement or otherwise modify any of the following without the consent of the Required Investors, which shall not be unreasonably withheld: (i) the Offtake Agreement, (ii) the Shareholders Agreement or (iii) the documents governing the Ex-Im Bank Indebtedness, except in any case as contemplated hereby.

     Section 7.34 Guaranties of Trinidad Parties; Pledge of Trinidad Interests and Offtake Agreement. Upon the repayment in full of the Ex-Im Bank
Indebtedness: (a) the Borrower shall, within three Business Days thereof, cause to be executed by each wholly-owned Subsidiary of MCHI and delivered to the Investors a guarantee of the Term Loan Obligations in the form of the MCHI Guaranty; (b) the Off-Take Agreement shall immediately be deemed pledged to the Supplemental DIP Collateral Agent, for the ratable benefit of the Investors, as Collateral under and pursuant to this Agreement; and (c) the Borrower shall use commercially reasonable efforts to obtain the consent of Koch Mineral Services LLC pursuant to the Shareholders Agreement or other authorization (including court order) for the pledge by the Borrower, FMCL LLC, MCHI and those applicable wholly-owned Subsidiaries of MCHI, of the respective Trinidad Interests held by such Person to the Supplemental DIP Collateral Agent, for the ratable benefit of the Investors, and upon receipt of such consent or authorization, the Borrower shall, and shall cause the applicable Subsidiaries to, promptly enter into a pledge agreement in form and substance reasonably acceptable to the Required Investors.

     Section 7.35 Certain Agreements in Respect of PLNL and FMCL LLC. The Borrower will not provide its or any Subsidiary's consent to PLNL or FMCL LLC, and will not permit its elected directors to cause PLNL or FMCL LLC, without the consent of the Required Investors:

     (a) to pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any Lien (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by PLNL or FMCL LLC, other than Permitted Liens and Liens granted to Ex-Im Bank in respect of the Ex-Im Bank Indebtedness.

     (b) to issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person other than the Ex-Im Bank Indebtedness.

     (c) directly or indirectly, to enter into any arrangement with any Person providing for PLNL or FMCL LLC to lease or rent Property that PLNL or FMCL LLC has or will sell or otherwise transfer to such Person.

     (d) (i) to consolidate with or merge into any Person, or permit any other Person to merge into it, (ii) to liquidate, wind up or dissolve itself or (iii) sell all or substantially all of its assets.

     (e) to pay dividends, make any distribution, make any Restricted Payment or otherwise pay any funds to the Borrower or any of its Subsidiaries (other than MCHI or any of its Subsidiaries).

     (f) to terminate the Offtake Agreement.

     (g) to sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any material part of its Property to any Person; provided, however, that each of PLNL and FMCL LLC may make: (i) sales of its Inventory in the ordinary course of business; (ii) sales or leases of its machinery and equipment that is obsolete, unusable or not needed for such party's operations in the ordinary course of its business; and
(iii) sales of precious metals used as catalysts sold and replaced with similar precious metals in the ordinary course of business.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1 Definitions. Any one or more of the following shall constitute an Event of Default:

     (a) Default in the payment when due of (i) any principal of the Term Loan or under the Supplemental Financing Order (ii) any interest on the Term Loan which continues unremedied for 5 Business Days, whether at the stated maturity thereof or at any other time provided in this Agreement, or (iii) default in the payment when due of any fee or other amount payable by the Borrower pursuant to this Agreement, which continues unremedied for 5 Business Days; or

     (b) (i) Default in the observance or performance of any covenant set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.16,
7.18, 7.19, 7.20, 7.21, 7.22, 7.23, 7.24, 7.25, 7.26, or 7.30 hereof or any provisions of any Security Documents requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of Collateral unless, with respect to defaults by the Borrower and its Subsidiaries (other than MCHI and its Subsidiaries) and prior to the Priority Date, substantially the same covenant shall have been waived or modified by the required Harris DIP Lenders or (ii) default in the observance or performance of any covenant set forth in Sections 7.15, 7.27, 7.28, 7.32, 7.33, 7.34 or 7.35;
or

     (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Term Loan Documents and such default shall continue for 30 days after written notice thereof to the Borrower by any Investor; or

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

     (d) Other than defaults arising as a result of the filing of the Chapter 11 Cases, default shall occur under the Harris DIP Loan Agreement, the Pre-Petition Loan Agreements (unless such default shall have been cured or waived pursuant to the Pre-Petition Loan Agreements or the Harris DIP Loan Agreement) or under any other evidence of Debt in a principal amount exceeding $10,000,000 issued or assumed or guaranteed by the Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder; or

     (e) Any representation or warranty made by the Borrower, any Guarantor or MCHI herein or in any Term Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, in any respect) as of the date made or deemed made pursuant to the terms hereof; or

     (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry; or

     (g) Any reportable event (as defined in ERISA) which constitutes grounds for the distress termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by any Investor; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan; or

     (h) A Change of Control shall occur; or

     (i) The failure of the Borrower, any Guarantor or MCHI to comply with any of the terms of the Supplemental Financing Order or the occurrence of any condition or event which permits the Investors to exercise any of the remedies set forth in the Supplemental Financing Order, including, without limitation, any "Termination Event" as defined in the Supplemental Financing Order; or

     (j) The granting of a Lien on or other interest in any Property of the Borrower or any Guarantor, or Superpriority Claim, by any Bankruptcy or District Court Judge which is superior to or ranks in parity with the Lien of the Supplemental DIP Collateral Agent granted in this Agreement and the Supplemental Financing Order except for the Administrative Expense Carve-Out, the Employee Plans Carve-Out and as otherwise permitted under the Supplemental Financing Order; or

     (k) Any Lien purported to be created by this Agreement or the Supplemental Financing Order in any of the Collateral shall, for any reason other than the acts of the

Supplemental DIP Collateral Agent or the Investors, cease to be valid or any action is commenced by any Debtor which contests the validity, perfection or enforceability of any Lien created by this Agreement or the Supplemental Financing Order; or

     (l) (i) An order shall be entered by the Bankruptcy Court confirming a plan of reorganization of any Debtor without the Required Investors' consent, or (ii) there shall be substantial consummation of a plan of reorganization of any Debtor without the Required Investors' consent; or (iii) any plan of reorganization of the Debtors is confirmed which does not provide for the payment in full in cash (or other consideration satisfactory to each respective Investor and Pre-Petition Bank in its sole and arbitrary discretion) of the Term Loan Obligations and the Pre-Petition Obligations upon the effective date of the plan; or

     (m) Any material provision of any Term Loan Document (including without limitation, the MCHI Guaranty) shall, for any reason, cease to be valid and binding on the Borrower, any of the Guarantors or MCHI, or the Borrower, any of the Guarantors or MCHI shall so assert in any pleading filed in any court, or any Lien created by the Term Loan Documents or the Supplemental Financing Order shall cease to be a valid and perfected Lien against any of the Collateral purported to be covered thereby pursuant to Sections 364(c) and (d) of the Bankruptcy Code; or

     (n) Any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code except for Mississippi Potash Inc. and Eddy Potash, Inc. dismissals or conversions after a Bankruptcy Court-approved sale of substantially all assets of such entities in accordance with the terms hereof; or

     (o) A trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases; or

     (p) An order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

     (q) The Supplemental Financing Order shall be amended, modified, stayed, vacated, reversed or rescinded in any which materially and adversely affects the rights of the Investors or the Supplemental DIP Collateral Agent or the priority of any or all of the Supplemental DIP Collateral Agent's and/or the Investors' claims, liens or security interests and which modification is not acceptable to the Required Investors; or

     (r) An application shall be filed by any Debtor for the approval of any other Superpriority Claim in any of the Chapter 11 Cases which is pari passu with or senior to the claims of the Supplemental DIP Collateral Agent and the Investors with respect to the Term Loan Obligations (except for the Administrative Expense Carve-Out and the Employee Plans Carve-Out) or there shall arise any such pari passu or Superpriority Claim; or

     (s) The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code with respect to any Lien on any assets of the Borrower or any Guarantor having an aggregate net book value (determined in accordance with generally accepted accounting principles, consistently applied) in excess of $10,000,000 for all such assets; or

     (t) Other than as contemplated by the Budget, any of the Borrower, any of its Subsidiaries or PLNL permanently ceases operation of any of its businesses or takes any material action for the purpose of effecting the foregoing without the prior written consent of the Required Investors; or

     (u) Entry of (A) a decree or order for relief in respect of any Trinidad Party in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law or (B) an involuntary or contested decree or order appointing a custodian, receiver, liquidator, assignee, trustee, or other similar official of any Trinidad Party or of any substantial part of the property of any Trinidad Party or ordering the winding up or liquidation of the affairs of any Trinidad Party and in the case of (A) and (B), the continuance of any such decree or order remains unstayed and in effect for a period of thirty (30) consecutive days; or (ii) commencement by any Trinidad Party of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law, or the consent by any Trinidad Party to the entry of a decree or order in an involuntary case or proceeding described in (i) above, or the making by any Trinidad Party of an assignment for the benefit of creditors, or the admission by any Trinidad Party in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by any Trinidad Party in furtherance of any such action; or

     (v) Any event or condition shall occur or exist which has a Material Adverse Effect; or

     (w) The Offtake Agreement shall be terminated and no arrangement or agreement acceptable to the Required Investors shall have been entered into in its place;

     (x) non-compliance or default by the Debtors with any of the terms and provisions of the Supplemental Financing Order.

     Section 8.2 Consequences of Event of Default. Upon the occurrence of the Maturity Date and/or upon the occurrence and during the continuation of any other Event of Default beyond the applicable cure period (if any) and upon the expiration of 7 days after written notice by the Required Investors to the Borrower, the Required Investors may take any or all of the following actions, in each case subject to the Supplemental Financing Order and otherwise without further order of or application to the Bankruptcy Court:

     (a) declare the principal of an accrued interest on the outstanding Term Loan Obligations to be immediately due and payable; it being agreed that upon the occurrence of an Event of Default of the sort described in clause (u) above, all of the Term Loan Obligations shall automatically become due and payable with no notice or action by the Investors;

     (b) terminate the Term Loan Facility and any other obligations of the Investors to extend any credit hereunder on the date (which may be the date thereof) stated in such notice;

     (c) demand payment of interest on the Term Loan Obligations at the default rates set forth herein and in the Supplemental Financing Order, in which event interest at such rates shall accrue and be payable as therein set forth without further order of or application to the Bankruptcy Court;

     (d) the automatic stay shall be deemed lifted as to the Collateral and the Supplemental DIP Collateral Agent may, and upon request of the Required Investors shall, (without regard to whatever other action the Supplemental DIP Collateral Agent or the Required Investors may be taking), foreclose and realize upon and exercise any other rights or remedies with respect to the Collateral as security for the Term Loan Obligations.

     Section 8.3 Relief from Stay. Nothing contained in this Agreement shall impair or otherwise effect the Investors' right to seek relief from the automatic stay as to their Collateral for cause at any time, which right the Investors hereby fully reserve.

SECTION 9. THE SUPPLEMENTAL DIP COLLATERAL AGENT.

     Section 9.1 Authorization and Action. Each Investor, by its acceptance of the security interest granted hereunder and under the Supplemental Financing Order and by its acceptance of any rights or interest under any Term Loan Note, hereby appoints and authorizes DSC Chemicals, L.P. as the Supplemental DIP Collateral Agent to take such action as agent on the Investors' behalf and to exercise such powers under this Agreement and the other Term Loan Documents as are directed by the Required Investors. As to any matters not expressly provided for by this Agreement, the Supplemental DIP Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Investors, and such instructions shall be binding upon all Investors; provided, however, that the Supplemental DIP Collateral Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement, the Supplemental Financing Order or applicable law. The Supplemental DIP Collateral Agent agrees to give to the Investors prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. For the avoidance of doubt, references to the "opinion," "discretion," "satisfaction" and "agreement" of the Supplemental DIP Collateral Agent shall be deemed to mean references to the "opinion," "discretion," "satisfaction" and "agreement" of the Required Investors..

     Section 9.2 General Immunity. Neither the Supplemental DIP Collateral Agent nor any of Supplemental DIP Collateral Agent's directors, officers, agents or employees shall be liable to the Investors or any Investor for any action taken or omitted to be taken by it or them under the Term Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

     Section 9.3 No Responsibility for Loans, Recitals, etc. The Supplemental DIP Collateral Agent shall not (a) be responsible to the Investors for any recitals, reports, statements, warranties or representations contained in the Term Loan Documents or furnished pursuant thereto, (b) be responsible for any Loans by any other Investor hereunder, or (c) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Term Loan Documents. In addition, neither the Supplemental DIP Collateral Agent nor the Supplemental

DIP Collateral Agent's counsel shall be responsible to the Investors for the enforceability or validity of any of the Term Loan Documents.

     Section 9.4 Right to Indemnity. The Investors hereby indemnify the Supplemental DIP Collateral Agent for any actions taken in accordance with this
Section 9, and the Supplemental DIP Collateral Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Investors pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of the Supplemental DIP Collateral Agent's gross negligence or willful misconduct.

     Section 9.5 Action Upon Instructions of Investors. The Supplemental DIP Collateral Agent agrees, upon the written request of the Investors, to take any action of the type specified in the Term Loan Documents as being within the Supplemental DIP Collateral Agent's rights, duties, powers or discretion. The Supplemental DIP Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Investors, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Investors and on all holders of the Term Loan Notes. In the absence of a request by the Investors, the Supplemental DIP Collateral Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Term Loan Documents specifically require the consent of the Investors.

     Section 9.6 Employment of Agents and Counsel. The Supplemental DIP Collateral Agent may execute any of its duties as Supplemental DIP Collateral Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Investors, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Supplemental DIP Collateral Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agencies hereby created.

     Section 9.7 Reliance on Documents; Counsel. The Supplemental DIP Collateral Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Supplemental DIP Collateral Agent.

     Section 9.8 May Treat Payee as Owner. The Supplemental DIP Collateral Agent may deem and treat the payee of any Term Loan Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with such agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such Term Loan Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Term Loan Note or of any Term Loan Note issued in exchange therefor.

     Section 9.9 Agents Reimbursement. Each Investor agrees to reimburse the Supplemental DIP Collateral Agent pro rata in accordance with its Pro Rata Share for any reasonable out-of-pocket expenses (including fees and charges for inspections) not reimbursed by the Borrower or any Subsidiary (a) for which the Supplemental DIP Collateral Agent is entitled to reimbursement by the Borrower or any Subsidiary under the Term Loan Documents and (b) for any other reasonable expenses incurred by the Supplemental DIP Collateral Agent on behalf of the Investors, in connection with the preparation, execution, delivery, administration and enforcement of the Term Loan Documents. The terms of this provision shall survive the Satisfaction Date and the termination of this Agreement.

     Section 9.10 Rights as an Investor. With respect to its commitment, loans made by it hereunder and the Term Loan Notes issued to it, the Supplemental DIP Collateral Agent shall have the same rights and powers hereunder as any Investor and may exercise the same as though it were not the Supplemental DIP Collateral Agent, and the term "Investor" or "Investors" shall, unless the context otherwise indicates, include the Supplemental DIP Collateral Agent in its individual capacity. The Supplemental DIP Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower as if it were not the Supplemental DIP Collateral Agent.

     Section 9.11 Investor Credit Decision. Each Investor acknowledges that it has, independently and without reliance upon the Supplemental DIP Collateral Agent or any other Investor and based on the financial statements referred to in
Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Term Loan Documents. Each Investor also acknowledges that it will, independently and without reliance upon the Supplemental DIP Collateral Agent or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Documents.

     Section 9.12 Resignation of Supplemental DIP Collateral Agent. Subject to the appointment of a successor Agent, the Supplemental DIP Collateral Agent may resign as the Supplemental DIP Collateral Agent for the Investors under this Agreement and the other Term Loan Documents at any time by thirty days' notice in writing to the Investors. Such resignation shall take effect upon appointment of such successor. The Investors shall have the right to appoint a successor Supplemental DIP Collateral Agent, subject to the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed), who shall be entitled to all of the rights of, and vested with the same powers as, the original Supplemental DIP Collateral Agent under the Term Loan Documents. In the event a successor Supplemental DIP Collateral Agent shall not have been appointed within the sixty day period following the giving of notice by the Supplemental DIP Collateral Agent, the Supplemental DIP Collateral Agent may appoint its own successor. Resignation by the Supplemental DIP Collateral Agent shall not affect or impair the rights of the Supplemental DIP Collateral Agent under Sections 9.4 and 11.7 hereof with respect to all matters preceding such resignation.

     Section 9.13 Duration of Agency. The agency established by Section 9.1 hereof shall continue, and Sections 9.1 through and including Section 9.14 shall remain in full force and effect, until the Satisfaction Date and the termination of this Agreement.

     Section 9.14 Authorization to Release Liens and Limit Amount of Certain Claims. The Supplemental DIP Collateral Agent is hereby irrevocably authorized by each of the Investors to release any Lien covering any Property of the Borrower or any Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to by the Required Investors. The Supplemental DIP Collateral Agent is further irrevocably authorized by each of the Investors to reduce or limit the amount of the Obligations secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar taxes.

SECTION 10. GUARANTEE.

     Section 10.1 Guarantee.

     (a) Subject to the Supplemental Financing Order, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Supplemental DIP Collateral Agent, for the ratable benefit of the Investors and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Term Loan Obligations.

     (b) Anything herein or in any other Term Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Term Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 10.2).

     (c) Each Guarantor agrees that the Term Loan Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 10 or affecting the rights and remedies of the Supplemental DIP Collateral Agent or any Investor hereunder.

     (d) The guarantee contained in this Section 10 shall remain in full force and effect until all the Term Loan Obligations and the obligations of each Guarantor under the guarantee contained in this Section 10 shall have been satisfied by payment in full, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Term Loan Obligations.

     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Supplemental DIP Collateral Agent or any Investor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Term Loan Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Term Loan Obligations or any payment received or collected from such Guarantor in respect of the Term Loan Obligations), remain liable for the Term Loan Obligations up to the maximum liability of such Guarantor hereunder until the Term Loan Obligations are indefeasibly paid in full in cash or pursuant to an Investor Plan of Reorganization.

     Section 10.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.3. The provisions of this Section 10.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Supplemental DIP Collateral Agent and the Investors, and each Guarantor shall remain liable to the Supplemental DIP Collateral Agent and the Investors for the full amount guaranteed by such Guarantor hereunder.

     Section 10.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Supplemental DIP Collateral Agent or any Investor, no Guarantor shall be entitled to be subrogated to any of the rights of the Supplemental DIP Collateral Agent or any Investor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Supplemental DIP Collateral Agent or any Investor for the payment of the Term Loan Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Supplemental DIP Collateral Agent and the Investors by the Borrower on account of the Term Loan Obligations are indefeasibly paid in full in cash or pursuant to an Investor Plan of Reorganization. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Term Loan Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Supplemental DIP Collateral Agent and the Investors, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Supplemental DIP Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Supplemental DIP Collateral Agent, if required), to be applied against the Term Loan Obligations, whether matured or unmatured, in such order as this Agreement shall prescribe.

     Section 10.4 Amendments, Etc. with Respect to the Term Loan Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Term Loan Obligations made by the Supplemental DIP Collateral Agent or any Investor may be rescinded by the Supplemental DIP Collateral Agent or such Investor and any of the Term Loan Obligations continued, and the Term Loan Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Supplemental DIP Collateral Agent or any Investor, and this Agreement and the other Term Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Supplemental DIP Collateral Agent (or the Required Investors) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Supplemental DIP Collateral Agent or any Investor for the payment of the Term Loan Obligations may be sold, exchanged, waived, surrendered or released. Neither the Supplemental DIP Collateral Agent nor any Investor shall as a condition to any Guarantor's liability hereunder have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Term Loan Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

     Section 10.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Term Loan Obligations and notice of or proof of reliance by the Supplemental DIP Collateral Agent or any Investor upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the Term Loan Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Supplemental DIP Collateral Agent and the Investors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Term Loan Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Term Loan Document, any of the Term Loan Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Supplemental DIP Collateral Agent or any Investor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Supplemental DIP Collateral Agent or any Investor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Term Loan Obligations, or of such Guarantor under the guarantee contained in this Section 10, in Bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Supplemental DIP Collateral Agent or any Investor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Term Loan Obligations or any right of offset with respect thereto, and any failure by the Supplemental DIP Collateral Agent or any Investor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Supplemental DIP Collateral Agent or any Investor against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     Section 10.6 Reinstatement. The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Term Loan Obligations is rescinded or must otherwise be restored or returned by the Supplemental DIP Collateral Agent or any Investor upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     Section 10.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Supplemental DIP Collateral Agent without set-off or counterclaim in Dollars at the office of the Supplemental DIP Collateral Agent specified in this Agreement.

SECTION 11. MISCELLANEOUS.

     Section 11.1 Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement and the other Term Loan Documents may be amended only by a written amendment executed by the Borrower, the Required Investors and, if the rights or duties of the Supplemental DIP Collateral Agent are materially affected thereby, the Supplemental DIP Collateral Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Investors and, if the rights or duties of the Supplemental DIP Collateral Agent are materially affected thereby, the Supplemental DIP Collateral Agent, provided, however, that without the consent in writing of the holders of all outstanding Term Loan Notes, or all Investors if no Term Loan Notes are outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Term Loan Notes or reduce the rate or extend the time of payment of interest on the Term Loan Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Term Loan Notes with respect to the payment or prepayment thereof, (b) give to any Term Loan Note any preference over any other Term Loan Notes, (c) amend the definition of Required Investors, (d) alter, modify or amend the provisions of this Section 10.1, (e) change the amount or term of any of the fees required under Section 3.2, (f) alter, modify or amend any Investor's right hereunder to consent to any action, make any request or give any notice, or (g) release all or substantially all of the Collateral (provided that no Investor's consent shall be required in connection with the release of the Supplemental DIP Collateral Agent's Liens on any Collateral sold in a Disposition permitted by or in accordance with this Agreement). Any such amendment or waiver shall apply equally to all Investors and the holders of the Term Loan Notes and shall be binding upon them, upon each future holder of any Term Loan Note and upon the Borrower, whether or not such Term Loan Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

     Section 11.2 Waiver of Rights. No delay or failure on the part of the Supplemental DIP Collateral Agent or any Investor or on the part of the holder or holders of any Term Loan Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Supplemental DIP Collateral Agent, the Investors and of the holder or holders of any Term Loan Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

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

     Section 11.3 Non-Business Day. If any payment required hereunder or under any of the other Term Loan Documents is scheduled to be made on a day which is not a Business Day, interest at the rate the Term Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

     Section 11.4 Documentary Taxes. The Borrower agrees to pay any documentary or similar taxes with respect to the Term Loan Documents, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 11.5 Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Term Loan Notes, and shall continue in full force until the Satisfaction Date.

     Section 11.6 Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telecopy and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telecopy or 3 Business Days after the date when deposited in the United States mail addressed if to the Borrower to P.O Box 388, Yazoo City, Mississippi, 39194, Attention: Corporate Secretary; if to the Supplemental DIP Collateral Agent, c/o DSC Advisors, L.P., 900 North Michigan, 19th Floor, Chicago, Illinois 60611, Attention: Mississippi Chemical Corporation; and if to any of the Investors, at the address for each Investor set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.6.

     Section 11.7 Costs and Expenses; Indemnity.

     (a) The Borrower agrees to pay on demand and upon receipt of supporting statements, all reasonable costs and expenses of the Supplemental DIP Collateral Agent and each Investor, in connection with the due diligence in respect of, and negotiation, preparation, execution and delivery of this Agreement, the Term Loan Notes, the other Term Loan Documents and the Supplemental Financing Order, including the reasonable fees and expenses of Messrs. Jenner & Block and Milbank, Tweed, Hadley & McCloy, special counsel to the Investors and local counsel; all reasonable costs and expenses of the Supplemental DIP Collateral Agent, the Investors and any other holder of any Term Loan Note (including reasonable attorneys' fees and fees of the Investors' financial advisors) incurred while any Potential Default or Event of Default shall have occurred and be continuing, all reasonable costs and expenses incurred by the Supplemental DIP Collateral Agent and the Investors in connection with any consents or waivers hereunder or amendments hereto, and all reasonable costs and expenses (including reasonable attorneys' fees and fees of the Investors' financial advisors), if any, incurred by the Supplemental DIP Collateral Agent, the Investors or any other holders of a Term Loan Note in connection with the enforcement of this Agreement, the Term Loan Notes, the other Term Loan Documents and the other instruments and documents to be delivered hereunder. The Borrower and each Guarantor agrees to indemnify and save harmless the Investors and the Supplemental DIP Collateral Agent from any and all liabilities, losses, reasonable costs and expenses incurred by the Investors or the Supplemental DIP Collateral

Agent in connection with any action, suit, claim or proceeding brought against the Supplemental DIP Collateral Agent or any Investor by any Person which arises out of the transactions contemplated or financed hereby or by the Term Loan Notes, or out of any action or inaction by the Supplemental DIP Collateral Agent or any Investor hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

     (b) Without limiting the generality of the foregoing, the Borrower unconditionally agrees to forever indemnify, defend and hold harmless, the Supplemental DIP Collateral Agent and each Investor, and covenants not to sue for any claim for contribution against, the Supplemental DIP Collateral Agent or any Investor for any damages, reasonable costs, loss or reasonable expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, and
(iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower or any of its Subsidiaries made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Borrower or any of its Subsidiaries owing to the Supplemental DIP Collateral Agent or any Investor or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Supplemental DIP Collateral Agent's or such Investor's own willful misconduct or gross negligence. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Supplemental DIP Collateral Agent and the Investors and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     (c) The provisions of this Section 11.7 shall survive the termination of this Agreement, and shall remain in force beyond the payment or satisfaction in full of any single claim under this indemnification.

     Section 11.8 Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Investors may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when all of the Investors and the Supplemental DIP Collateral Agent have executed this Agreement or a counterpart thereof.

     Section 11.9 Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower, the Supplemental DIP Collateral Agent and the Investors and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Supplemental DIP Collateral Agent and each of the Investors and the benefit of their respective successors and assigns, including any subsequent holder of any Term Loan Note. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL

LAWS OF THE STATE OF ILLINOIS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower may not assign any of its rights or obligations hereunder without the written consent of the Investors.

     Section 11.10 No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

     Section 11.11 Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

     Section 11.12 Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

     Section 11.13 Sharing of Payments. Each Investor agrees with each other Investor that if such Investor shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Term Loan or other amount outstanding under this Agreement or the other Term Loan Documents in excess of its ratable share of payments on all Term Loans and other amounts then outstanding to the Investors, then such Investor shall purchase for cash at face value, but without recourse (except for defects in title), ratably from each of the other Investors such amount of the Term Loans held by each such other Investor (or interest therein) as shall be necessary to cause such Investor to share such excess payment ratably with all the other Investors; provided, however, that if any such purchase is made by any Investor, and if such excess payment or part thereof is thereafter recovered from such purchasing Investor, the related purchases from the other Investors shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Investor's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Term Loans and other amounts then due and payable to such Investor bears to the total aggregate principal amount of Term Loans and other amounts then due and payable to all the Investors.

     Section 11.14 Jurisdiction; Venue; Waiver of Jury Trial. The Borrower, the Supplemental DIP Collateral Agent and the Investors hereby submit to the exclusive jurisdiction of the Bankruptcy Court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower, the Supplemental DIP Collateral Agent and the Investors each irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, the Supplemental DIP Collateral Agent, and the Investors hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Term Loan Document or the transactions contemplated thereby.

     Section 11.15 Participants. Each Investor shall have the right at any time to grant participations in the Term Loans made by such Investor.

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

     Section 11.16 Assignment of Loans by Investors. Each Investor shall have the right at any time, with the written consent of the Supplemental DIP Collateral Agent (which consent will not be unreasonably withheld) to assign all or any part of its rights and obligations under the Term Loan Documents (including, without limitation, the indebtedness evidenced by the Term Loan Notes) to one or more other Person(s); provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (ii) the parties to each such assignment shall execute and deliver to the Investors an assignment and acceptance, together with any Term Loan Notes subject to such assignment and (iii) the amount of the Term Loan of the assigning Investor being assigned pursuant to each such assignment (determined as of the date of such assignment) shall in no event be less than the lesser of the principal amount of such Investor's then outstanding Term Loan and $20,000,000. Upon any such assignment the assignee shall become an Investor hereunder, all Term Loans it thereby holds shall be governed by all the terms and conditions hereof.

     Section 11.17 Disclosure. Each of the Supplemental DIP Collateral Agent and each Investor may discuss the Borrower's business and financial condition of the Borrower and its Subsidiaries with each other, the Harris DIP Lenders, the Harris DIP Agent, the Pre-Petition Banks and the Pre-Petition Agent.

     Section 11.18 No Modification; No Discharge; Survival of Claims. This Agreement, the credit extended hereunder and the Term Loan Documents shall not be modified, altered or affected in any manner by any plan of reorganization or any order of confirmation for any Debtor of any other financing or extensions or incurring of indebtedness by any Debtor pursuant to Section 364(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Supplemental DIP Collateral Agent and the Investors pursuant to the Supplemental Financing Order and described in Section 5.17 hereof and the Lien granted to the Supplemental DIP Collateral Agent pursuant to this Agreement and the Supplemental Financing Order and described in Section 2.1 hereof shall not be affected in any manner by the entry of an order confirming a plan of reorganization.

     Section 11.19 Bankruptcy Code Waivers. In consideration of the credit extended hereunder, to the extent not irreconcilably inconsistent with the provisions hereof or the Supplemental Financing Order, the Borrower and each Guarantor hereby agrees not to assert and affirmatively waives any claim it otherwise might have under Sections 105, 506(c) and 552(b) of the Bankruptcy Code.

     Section 11.20 MCHI Guaranty Not an Amendment. Notwithstanding any provision contained herein or in the MCHI Guaranty, the parties hereby agree and acknowledge that the MCHI Guaranty is not intended to amend or in any way modify any provision contained in this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

     Dated as of December 15, 2003.

                                 MISSISSIPPI CHEMICAL CORPORATION, as
                                    Debtor and Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     ------------------------------------
                                     Name: Timothy A. Dawson
                                     Title: Senior Vice President &
                                            Chief Financial Officer

                                 GUARANTORS:

                                 MISSCHEM NITROGEN, L.L.C., as Debtor and
                                    Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     ------------------------------------
                                     Name: Timothy A. Dawson
                                     Title: Vice President of Finance and
                                            Treasurer


                                 MISSISSIPPI NITROGEN, INC., as Debtor
                                    and Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     ------------------------------------
                                     Name: Timothy A. Dawson
                                     Title: Vice President of Finance and
                                            Treasurer


                                 TRIAD NITROGEN, L.L.C., as Debtor and
                                    Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     ------------------------------------
                                     Its: Vice President of Finance and
                                          Treasurer


                                 MISSISSIPPI PHOSPHATES CORPORATION, as
                                    Debtor and Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     ------------------------------------
                                     Its: Vice President of Finance and
                                          Treasurer

                                 MISSISSIPPI POTASH, INC., as Debtor and
                                    Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     ------------------------------------
                                     Its: Vice President of Finance and
                                          Treasurer


                                 EDDY POTASH, INC., as Debtor and
                                    Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     -------------------------------------------
                                     Its: Vice President of Finance and
                                          Treasurer


                                 MISSISSIPPI CHEMICAL MANAGEMENT COMPANY,
                                    as Debtor and Debtor-in-possession


                                 By: /s/ Timothy A. Dawson
                                     -------------------------------------------
                                     Its: Vice President of Finance and
                                          Treasurer


                                 MISSISSIPPI CHEMICAL COMPANY, L.P., as
                                    Debtor and Debtor-in-Possession

                                 By: MISSISSIPPI CHEMICAL MANAGEMENT COMPANY,
                                     its general partner


                                 By: /s/ Timothy A. Dawson
                                     -------------------------------------------
                                     Its: Vice President of Finance and
                                          Treasurer


                                 MELAMINE CHEMICALS, INC., as Debtor and
                                    Debtor-in-Possession


                                 By: /s/ Timothy A. Dawson
                                     -------------------------------------------
                                 Its: Vice President - Finance

     Accepted and Agreed to as of the day and year last above written.

                                 DSC PARTIES:

                                 DSC CHEMICALS, L.P., individually as an
                                    Investor and in its capacity as
                                    Supplemental DIP Collateral Agent


                                    By: DSC Advisors, L.P., its Investment
                                        Manager

                                    By: DSC Advisors, LLC, its General Partner


                                    By: /s/ Andrew G. Bluhm
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address: c/o DSC Advisors, L.P.
                                             900 North Michigan
                                             19th Floor
                                             Chicago, Illinois 60611

               Signature Page to Mississippi Chemical Corporation
                   Supplemental Post-Petition Credit Agreement

                                 DDJ PARTIES:

                                 B IV CAPITAL PARTNERS, L.P.

                                    By: GP Capital IV, LLC, its General Partner

                                    By: DDJ Capital Management, LLC, Manager


                                    By: /s/ David J. Breazzano
                                        ----------------------------------------
                                        Name: David J. Breazzano
                                        Title: Member

                                    Address: c/o DDJ Capital Management, LLC
                                             141 Linden Street, Suite S-4
                                             Wellesley, MA 02482


                                 B III-A CAPITAL PARTNERS, L.P.

                                    By: GP III-A, LLC, its General Partner

                                    By: DDJ Capital Management, LLC, Manager


                                    By: /s/ David J. Breazzano
                                        ----------------------------------------
                                        Name: David J. Breazzano
                                        Title: Member

                                        Address: c/o DDJ Capital
                                                 Management, LLC
                                                 141 Linden Street, Suite S-4
                                                 Wellesley, MA 02482

                                 STATE STREET BANK AND TRUST COMPANY, SOLELY
                                 IN ITS CAPACITY AS CUSTODIAN FOR GMAM
                                 INVESTMENT FUNDS TRUST II AS DIRECTED BY DDJ
                                 CAPITAL MANAGEMENT, LLC, AND NOT IN ITS
                                 INDIVIDUAL CAPACITY


                                    By: /s/ Andrew Blood
                                        -------------------------------------
                                        Name: Andrew Blood
                                        Title: AVP

                                        Address: c/o DDJ Capital Management, LLC
                                                 141 Linden Street, Suite S-4
                                                 Wellesley, MA 02482

               Signature Page to Mississippi Chemical Corporation
                   Supplemental Post-Petition Credit Agreement

                                                                       EXHIBIT A

                        MISSISSIPPI CHEMICAL CORPORATION
                                 TERM LOAN NOTE

                               December [  ], 2003
                                         --

     FOR VALUE RECEIVED, the undersigned, MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (the "Borrower"), as debtor and debtor-in-possession,
hereby promises to pay to the order of                  (the "Investor") on the
                                       ----------------
Maturity Date (as defined in the Credit Agreement hereinafter referred to), at
the principal office of [      ] in [     ], the sum of (i) the unpaid principal
                         ------      -----
amount of the Term Loan made by the Investor to the Borrower under the Credit Agreement hereinafter mentioned and (ii) the PIK Capitalized Amounts hereon remaining unpaid on the Maturity Date, together with interest on the principal balance hereof from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

     The Investor shall record on its books or records or on a schedule to this Term Loan Note which is a part hereof the principal amount of the Term Loan made to the Borrower under the Credit Agreement, all prepayments of principal and interest thereon and the principal balances from time to time outstanding (including any PIK Capitalized Amounts); provided that prior to the transfer of this Term Loan Note all such amounts shall be recorded on the schedule attached to this Term Loan Note. The record thereof, whether shown on such books or records or on a schedule to this Term Loan Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Investor to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay the Term Loan made to it under the Credit Agreement, together with any PIK Capitalized Amounts and accrued interest hereon and thereon.

     This Term Loan Note is one of the Term Loan Notes referred to in and issued under that certain Supplemental Post-Petition Credit Agreement dated as of December 15, 2003, among the Borrower, DSC Chemicals, L.P., as Supplemental DIP Collateral Agent, and the Investors named therein, as amended from time to time (the "Credit Agreement"), and shall be subject to the terms and conditions thereof. All defined terms used in this Term Loan Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made, and are sometimes required to be made, on the Term Loan evidenced hereby and this Term Loan Note (and the Term Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

     The undersigned hereby waives presentment for payment and demand.

     This Term Loan Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                            MISSISSIPPI CHEMICAL CORPORATION, as
                                            debtor and debtor-in-possession


                                            By
                                              Name
                                                  ------------------------------
                                              Title
                                                   -----------------------------

                                                                       EXHIBIT B

                                  SUBSIDIARIES

         Name of Company                       State of Incorporation
         ---------------                       ----------------------
Mississippi Phosphates Corporation                   Delaware

Mississippi Potash, Inc.                            Mississippi

Mississippi Chemical Management Company              Delaware

Mississippi Chemical Company, L.P.                   Delaware

Eddy Potash, Inc.                                   Mississippi

Mississippi Nitrogen, Inc.                           Delaware

MissChem Nitrogen, L.L.C.                            Delaware

MissChem (Barbados) SRL                              Barbados

MissChem Trinidad Limited                 Republic of Trinidad and Tobago

Mississippi Chemical Holdings, Inc.           British Virgin Islands

Triad Nitrogen, L.L.C.                               Delaware

Melamine Chemicals, Inc.                             Delaware

                                                                       EXHIBIT C

                        MISSISSIPPI CHEMICAL CORPORATION
                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is furnished to DSC Chemicals, L.P. and DDJ Capital Management, LLC (collectively, the "Investors") and DSC Chemicals, L.P. as Supplemental DIP Collateral Agent (the "Supplemental DIP Collateral Agent") for the Investors, pursuant to that certain Supplemental Post-Petition Credit Agreement dated as of December 15, 2003, by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), the Supplemental DIP Collateral Agent and the Investors (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     The Undersigned Hereby Certifies That:

     1. I am the duly elected [President] or [Chief Financial Officer] of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. If attached financial statements are being furnished pursuant to 0 of the Agreement, Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate
in support hereof, are made and delivered this     day of             ,       .
                                               ---        ------------  ------

                                      [President] or [Chief Financial Officer of
                                      The Borrower]

                                   SCHEDULE 1
                            TO COMPLIANCE CERTIFICATE
                        MISSISSIPPI CHEMICAL CORPORATION

                           COMPLIANCE CALCULATIONS FOR
                   SUPPLEMENTAL POST-PETITION CREDIT AGREEMENT
                    DATED AS OF DECEMBER 15, 2003, AS AMENDED

                CALCULATIONS AS OF                     ,
                                   --------------------  -------

SECTION 7.20. MINIMUM EBITDA
1.   Net Income...........................................   $
                                                              ------------
2.   Interest Expense.....................................   $
                                                              ------------
3.   Taxes................................................   $
                                                              ------------
4.   Depreciation and Amortization........................   $
                                                              ------------
5.   Other non-cash charges...............................   $
                                                              ------------
6.   Loss or gain on asset sales..........................   $
                                                              ------------
7.   Restructuring Reserve................................   $
                                                              ------------
8.   Write-down of assets.................................   $
                                                              ------------
9.   All amounts attributable to PLNL
     or FMCL LLC and all non-cash amounts attributable
     to Houston Ammonia Terminal, L.P.....................   $
                                                              ------------
10.  EBITDA (1+2+3+4+5+(or-)6+7+8-9)                         $            *
                                                              ------------

     *Required to be no less than $             during this measurement period.
                                   ------------

     Compliance:             Yes             No
                 -----------     -----------

SECTION 7.21. CAPITAL EXPENDITURES

1.   Capital Expenditures.................................   $            *
                                                              ------------

     *Required to be no greater than $           during this measurement period.
                                      ----------

     Compliance:             Yes             No
                 -----------     -----------

                                                                       EXHIBIT D

                          SUPPLEMENTAL FINANCING ORDER

                      [SEE EXHIBIT 99.1 TO THIS 8-K FILING]

                                                                       EXHIBIT E

                    EMPLOYEE RETENTION AND SEVERANCE PROGRAMS

                                 [CONFIDENTIAL]

                                                                       EXHIBIT F

                                  MCHI GUARANTY

                                                                       EXHIBIT G

                        EXECUTORY CONTRACTS TO BE ASSUMED

     1. Triad Nitrogen, L.L.C. construction contract with Shaw Construction, Inc. regarding Melamine Chemicals, Inc.

     2. Construction contract relating to closing of old gypsum stack at Mississippi Phosphates.

     3. OCP phosphate rock contract.

     4. Chevron sulfur contract.

                                                                       EXHIBIT H

                FARMLAND MISSCHEM PROJECT CONTINGENT OBLIGATIONS

1.   FLOOR PRICE OBLIGATION UNDER OFFTAKE AGREEMENT

     Each sponsor has agreed, pursuant to the terms of the Offtake Agreement, to pay for each ton of ammonia produced by the project at either (a) market price (determined by reference to an index) less 5 percent, or (b) a floor price of $120 per ton (years 1-5) and $115 per ton (years 6-12). The obligation continues for two years beyond the expiration of the term facility for 12 years to allow for any delays in the retirement of the Term debt.

2.   TAKE OR PAY OBLIGATION UNDER THE OFFTAKE AGREEMENT

     The Offtake Agreement requires that the sponsors take 100% (50% by each sponsor) of all ammonia produced by the project. In the event that the Borrower does not take its allocation of product when scheduled, the Offtake Agreement requires that payment be made at the then-prevailing price. Should the project temporarily stop producing product as a consequence of the Borrower's failure to take product, the Borrower is obligated to pay for the product and receive a credit against future production.

3.   OBLIGATION TO PAY LENDER'S EXPENSES

     The sponsors have agreed to pay the expenses of the lenders in connection with the financing of the project, which include, but are not limited to, lenders' attorneys' fees, the fees for the independent engineer, the environmental consultant and the economic analyst.

4.   DEBT SERVICE RESERVE

     The sponsors have agreed to fund the project's debt service reserve account with the posting of a letter of credit in an amount equal to nine months' debt service. The obligation continues until the project's debt service reserve account has been fully funded with cash and is equal to nine months' debt service. The Borrower's obligation is 50% of the debt service reserve account.

                                                                       EXHIBIT I

                           FORM OF EX-IM BANK CONSENT

              [EXPORT-IMPORT BANK OF THE UNITED STATES LETTERHEAD]

December 2, 2003

Mississippi Chemical Corporation
Owens Cooper Administration Building
Highway 49 East
Yazoo City, MI 39194

Attention: Robert E. Jones, Senior Vice President

SUBJECT: AP068977/Trinidad
         Point Lisas Nitrogen Limited

               Consent of Export-Import Bank of the United States

Dear Robert;

We are in receipt of your letter dated December 1, 2003, in which you give information concerning a proposed financial transaction with DSC Advisors, LP and DDJ Capital Management LLC (collectively, with the funds and accounts or other participants designated by them, the "Investors") and request the consent of the Export-Import Bank of the United States ("Ex-Im Bank") to the following actions:

     A. Execution by Mississippi Chemical Holdings, Inc. ("MCHI") of a guaranty in favor of the Investors (substantially similar to the current outstanding guaranty in favor of Mississippi Chemical Corporation's ("MCC") bank group);
     B. Agreement for each of the all of MCHI's direct and indirect subsidiaries other than Point Lisas Nitrogen Limited ("PLNL") (collectively referred to as the "MCHI Subsidiaries") to execute similar guaranties in favor of the Investors;
     C. Granting to the Investors first-priority liens on and security interests in MCC's rights in the Anhydrous Ammonia Purchase Agreement dated as of October 18, 1996 (the "off-Take Agreement") among MCC, Koch Nitrogen International Sarl, as successor to Farmland Industries, Inc. ("KNI"), and PLNL (f/k/a Farmland MissChem Limited);
     D.   Pledging of all stock of MCHI; and
     E.   Pledging of all equity holdings of each of the MCHI Subsidiaries.

Based upon the representations in your letter, and subject to the receipt of further financial information as may be reasonably requested by Ex-Im Bank demonstrating the ability of MCC to meet its financial obligations to PLNL in the Offtake Agreement, Ex-Im Bank will, in principle, agree to consent to the execution by MCHI of a guaranty in favor of the Investors, on terms and conditions to be approved by Ex-Im Bank but not more favorable to the Investors than those granted to MCC' s current bank group. Ex-Im Bank will not consent to any of the other requested actions. The granting of a lien in the Off-Take Agreement would violate the terms of the Consent to Collateral Assignment, dated October 18, 1996, as amended, among MCC, PLNL, KNI and JPMorgan Chase Bank, as collateral trustee (the "Collateral Trustee"). The granting of a pledge on the equity holdings of MCHI Subsidiaries or the granting of a guarantee by any of the MCHI Subsidiaries would violate the terms of the Deed of Charge (Shares and Securities), dated as of November 10, 1998, as amended, among MissChem Trinidad Limited, PLNL, the Collateral Trustee, MCC, Koch Mineral Services LLC, as successor to Farmland Industries, Inc., and KNC Trinidad Limited (f/k/a Farmland Trinidad Limited). A violation of each of those agreements would also constitute an event of default under the Common Loan Agreement/1/ which would permit Ex-Im Bank to accelerate the amount outstanding under the Common Loan Agreement and to exercise remedies against the collateral pledged to its Collateral Trustee, including the shares of PLNL. Ex-Im Bank's consent in principle to the upstream guaranty by MCHI shall not waive any other provisions of any of the agreements relating to its loan to PLNL and Ex-Im Bank specifically reserves all of its rights under all of such agreements.

Please do not hesitate to call Nestor SyBing at (202) 565-3605 if you have any questions regarding the above.

Very truly yours,


/s/ Alice McNutt Miller
-----------------------------------
Alice McNutt Miller
Vice President
Asset Management Division

----------
/1/ Common Loan Agreement and Agreement as to Certain Common Representations, Warranties, Covenants and Other Terms, dated as of October 18, 1996, as amended, among PLNL, Ex-Im Bank, ABN AMRO Bank N.V., Chicago Branch, by ABN AMRO North America, Inc., as agent for ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, for itself (ABN AMRO Bank N.V., as a Commercial Lender) and in its (ABN AMRO Bank N.V.'s) capacity as Agent for the Commercial Lenders, THE BANK OF NOVA SCOTIA, a Canadian-chartered bank, for itself (as a Commercial Lender) and in its capacity as a Co-Agent, NATIONSBANK N.A., a national banking association, for itself (as a Commercial Lender) and in its capacity as a Co-Agent, and the Collateral Trustee (the "Common Loan Agreement").

                                                                      SCHEDULE I

                                 FUNDING AMOUNTS

-------------------------------------------------------------
                Investor                       Funding Amount
-------------------------------------------------------------
        B IV Capital Partners, L.P.              $38,879,202
-------------------------------------------------------------
       B III-A Capital Partners, L.P.            $ 4,415,322
-------------------------------------------------------------
   State Street Bank & Trust Company, as
Custodian for GMAM Investment Funds Trust II     $14,725,476
-------------------------------------------------------------
            DSC Chemicals, L.P.                  $38,680,000
-------------------------------------------------------------

                                                                    SCHEDULE 5.3

                              LITIGATION AND TAXES

     Taxes - Certain state amended income tax returns required to report and remit state income taxes arising from completed Internal Revenue Service audits of fiscal years ended June 30, 1997, June 30, 1998, and June 30, 1999. Adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied.

                                                                   SCHEDULE 7.20

                           MINIMUM REQUIRED EBITDA(1)

                    Minimum Required Amount Prior    Minimum Required Amount
  Period Ending           To Any Disposition        Following Any Disposition
-----------------   -----------------------------   -------------------------
October 31, 2003             ($750,000)                   ($1,250,000)
November 30, 2003              $20,000                      ($480,000)
December 31, 2003           $1,040,000                       $540,000
January 31, 2004            $2,960,000                   $  2,440,000
February 29, 2004           $3,610,000                   $  2,980,000
March 31, 2004              $2,730,000                   $  2,260,000
April 30, 2004              $3,800,000                   $  3,140,000
May 31, 2004                $3,840,000                   $  3,170,000
June 30, 2004               $3,660,000                   $  3,020,000

----------
(1) Numbers in parentheses are negative amounts.

                                                                   SCHEDULE 7.21

                                                                      SCHEDULE

                     MAXIMUM PERMITTED CAPITAL EXPENDITURES

  Period Ending     Maximum Permitted Amount
-----------------   ------------------------
October 31, 2003          $ 2,800,000
November 30, 2003           5,300,000
December 31, 2003           6,400,000
January 31, 2004            7,100,000
February 29, 2004           7,700,000
 March 31, 2004             9,000,000
 April 30, 2004             9,600,000
  May 31, 2004             10,300,000
  June 30, 2004            10,800,000

                                                                   SCHEDULE 7.22

           CERTAIN EXISTING RESTRICTIONS ON BORROWER AND SUBSIDIARIES

     1. Restrictions contained in documents evidencing or governing industrial revenue bonds issued for the benefit of Mississippi Phosphates Corporation which restrict the use of the proceeds of such industrial revenue bonds.

     2. Deed of Charge (Shares and Securities) dated as of November 10, 1998, among JPMorgan Chase Bank, as collateral trustee (the "Collateral Trustee"), the Borrower and certain of its Subsidiaries, Farmland Industries, Inc. and certain of its Subsidiaries, and PLNL, as amended by that certain Novation and Variation of Deed of Charge (Shares and Securities), dated as of May 7, 2003, by and among Farmland Trinidad Limited, MissChem Trinidad Limited, Farmland Industries, Inc., Mississippi Chemical Corporation, Koch Mineral Services, LLC, and JPMorgan Chase Bank, and Farmland MissChem Limited.

     3. Subordination Agreement dated as of November 10, 1998, among Ex-Im Bank, MissChem Trinidad Limited and PLNL.

     4. Unanimous Shareholders Agreement dated as of November 10, 1998, among MissChem Trinidad Limited, MissChem Barbados, SRL and the Collateral Trustee.

     5. Amended and Restated Shareholders Agreement dated as of November 10, 1998, among Farmland Industries, Inc. and certain of its Subsidiaries and the Borrower and certain of its Subsidiaries.

     6. Limited Liability Company Agreement of FMCL LLC dated April 1, 1998, as amended on November 10, 1998.

     7. Limited partnership agreement of Houston Ammonia Terminal, L.P.

                                                                   SCHEDULE 7.30

                   MAXIMUM PERMITTED PRE-PETITION OBLIGATIONS

                    MAXIMUM PERMITTED
  PERIOD ENDING          AMOUNT
-----------------   -----------------
October 31, 2003      $159,030,000

November 30, 2003     $159,030,000

December 31, 2003     $159,030,000

January 31, 2004      $ 80,000,000

February 29, 2004     $ 80,000,000

 March 31, 2004       $ 67,500,000

 April 30, 2004       $ 67,500,000

  May 31, 2004        $ 67,500,000

  June 30, 2004       $ 67,500,000